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                                                                  Exhibit 10.46



                            AIRCRAFT LEASE AGREEMENT

                                    (N266SK)

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                                   DATED AS OF

                                  MAY 18, 2000

                                     BETWEEN

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
           NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE,
                                       AS
                                     LESSOR

                                       AND

                            CHAUTAUQUA AIRLINES, INC.
                                       AS
                                     LESSEE

================================================================================




















----------
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933. The omitted materials have been filed separately with the Securities and Exchange Commission.

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THIS IS COUNTERPART NO. _____ OF 4 SERIALLY NUMBERED AND MANUALLY EXECUTED
COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

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                                TABLE OF CONTENTS


         SECTION 1. DEFINITIONS...............................................................................5

         SECTION 2. AGREEMENT TO LEASE; TERM; RENT............................................................8

         SECTION 3. LESSOR'S REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS...........................10

         SECTION 4. LESSEE'S REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS...........................15

         SECTION 5. CONDITIONS PRECEDENT TO OBLIGATION OF LESSOR AND LESSEE..................................14

         SECTION 7. REGISTRATION; MAINTENANCE; OPERATION; POSSESSION; PERMITTED SUBLEASES; INSIGNIA..........20

         SECTION 8. RETURN OF THE AIRCRAFT...................................................................28

         SECTION 9. LIENS....................................................................................31

         SECTION 10. LOSS, DESTRUCTION, REQUISITION, ETC.....................................................27

         SECTION 11. INSURANCE...............................................................................38

         SECTION 12. INDEMNITIES.............................................................................42

         SECTION 13. ASSIGNMENTS AND SUBLEASING..............................................................44

         SECTION 14. EVENT OF DEFAULT........................................................................46

         SECTION 15. REMEDIES................................................................................48

         SECTION 16. FURTHER ASSURANCES; INFORMATION.........................................................50

         SECTION 17. NOTICES.................................................................................51

         SECTION 18. NET LEASE, NO SET-OFF, COUNTERCLAIM, ETC................................................52

         SECTION 19. LESSOR'S RIGHT TO PERFORM FOR LESSEE....................................................53

         SECTION 20. LESSOR ASSIGNMENT OF RIGHTS AND WARRANTIES..............................................53

         SECTION 21. MISCELLANEOUS...........................................................................53

         SECTION 22. OPTIONS TO RENEW........................................................................61

         SECTION 23. PURCHASE OPTIONS........................................................................54

         SECTION 24. VOLUNTARY TERMINATION FOR OBSOLESCENCE..................................................55

         SECTION 25. COVENANT OF QUIET ENJOYMENT.............................................................57

         SECTION 26. BANKRUPTCY..............................................................................57

         SECTION 27. CHOICE OF LAW; CONSENT TO JURISDICTION..................................................64

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
         SCHEDULE I............................................................................................

         SCHEDULE I............................................................................................

         EXHIBIT A.............................................................................................

         SCHEDULE I TO LEASE SUPPLEMENT........................................................................

         EXHIBIT B............................................................................................i

         EXHIBIT E..........................................................................................iii

         II. FORM OF OPINION TO BE GIVEN BY LESSE'S GENERAL COUNSEL.........................................vii

         III. FORM OF OPINION TO BE GIVEN BY DAUGHERTY, FOWLER, PEREGRIN &HAUGHT,
         LESSEE'S OUTSIDE INDEPENDENT FAA....................................................................xi

         EXHIBIT F.........................................................................................xiii

         ATTACHMENT 1 TO RETURN ACCEPTANCE CERTIFICATE: AIRCRAFT HOURS AND CYCLES................... .....xviii

         ATTACHMENT 2 TO RETURN ACCEPTANCE CERTIFICATE: AIRCRAFT DOCUMENTATION..............................xix

         ATTACHMENT 3 TO RETURN CERTIFICATE: DISCREPANCIES..................................................xxi

         EXHIBIT G............................................................................................i

         EXHIBIT H...........................................................................................ii

         1. GENERAL CONDITIONS...............................................................................ii

         2. CONDITIONS OF AIRFRAME..........................................................................vii

         3. CONDITION OF CONTROLLED COMPONENTS.............................................................viii

         4. CONDITION OF INSTALLED ENGINES AND APU.........................................................viii

         5. PROVISION FOR "POWER-BY-THE HOUR AGREEMENTS".....................................................ix

         6. RETURN CONDITION ADJUSTMENT.......................................................................x

         7. INSPECTION UPON RETURN..........................................................................xii

         DEFINITIONS.......................................................................................xiii

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                            AIRCRAFT LEASE AGREEMENT

     This AIRCRAFT LEASE AGREEMENT ("Agreement"), dated May 18, 2000, is made by and between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee ("Lessor"), and CHAUTAUQUA AIRLINES, INC., a New York Corporation ("Lessee").

                                   WITNESSETH:

SECTION 1. DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

     1.1. "ACCEPTANCE CERTIFICATE" means the certificate in substantially the form of Exhibit B hereto to be executed by Lessee on the Delivery Date.

     1.2. "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     1.3. "AIRCRAFT" means (i) the Airframe to be delivered and leased hereunder; (ii) the Engines initially leased hereunder as described in the Lease Supplement (or any engine substituted for any of such Engines pursuant to the terms hereof), whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft; and (iii) where the context permits, the Manuals and Technical Records.

     1.4. "AIRFRAME" means (i) the Embraer EMB-145LR aircraft (except Engines or engines from time to time installed thereon) specified in the Lease Supplement and more fully described in Exhibit G hereto and having the United States registration number and manufacturer's serial number specified in the Lease Supplement, which aircraft shall be leased by Lessor to Lessee hereunder and under the Lease Supplement; (ii) any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to the terms hereof; (iii) the auxiliary power unit; and (iv) any and all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, but where title to which remains vested in Lessor in accordance herewith.

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     1.5.  "AIRWORTHINESS DIRECTIVE" means any airworthiness directive or any other mandatory regulation, directive or instruction, including FAA-mandated manufacturer's changes, issued by any governmental agency or authority asserting jurisdiction over the Aircraft or over its use, operation or maintenance, which may from time to time be issued and which is required to be carried out on airframes or engines of the same type as the Airframe or Engines or any Parts in order to meet the requirements of applicable law for the public transport of persons and/or property in common carriage.

     1.6. "BASE RATE" means the rate of interest announced from time to time by the Chase Manhattan Bank, at its principal office in New York, New York, as its prime or reference rate.

     1.7. "BASIC RENT" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 2.3(a), and, for any Renewal Term, the rent payable for the Aircraft pursuant to Section 22.1 or Section 22.2, as the case may be.

     1.8.  "BASIC TERM" means the period described in Section 2.2(a).

     1.9. "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago or the City of New York.

     1.9A "'C' CHECK" means a "C" check performed in accordance with Lessee's Maintenance Program or the equivalent heavy maintenance visit.

     1.10. "CODE" means the Internal Revenue Code of 1986, as amended.

     1.11. "COMMENCEMENT DATE" means the Delivery Date.

     1.12. "CYCLE" means one takeoff and landing of the Aircraft.

     1.13. "DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would become an Event of Default.

     1.14. "DELIVERY DATE" means the date that the Aircraft is accepted by Lessee under the Lease Supplement, which is scheduled to be on or about May 18, 2000.

     1.15. "DISCREPANCY" means any difference or variation between the actual condition of the Aircraft and the condition of the Aircraft as required hereunder.

     1.16. "ENGINE" means (i) each of the Allison Engine Company AE3007A1 engines listed by manufacturer's serial number in the Lease Supplement and installed on the Airframe covered by such Lease Supplement on the Delivery Date, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; (ii) any engine which may from time to time be substituted, in accordance with the terms hereof, for any such Engine; and (iii) any and all Parts incorporated or installed in or attached to such Engine or substituted engine or any and all Parts removed therefrom so long as title thereto shall

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remain vested in Lessor in accordance with the terms of Section 7 after removal from such Engine; provided, however, that at such time as an engine shall be deemed part of the property leased hereunder in substitution for an Engine in accordance with the applicable provisions hereof, the replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

     1.17. "EVENT OF DEFAULT" has the meaning specified in Section 14.

     1.18. "EVENT OF LOSS" means any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) the loss of such property or the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or taking seizure of, or requisition of use (but not of title) of such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government or any agency or instrumentality of any thereof backed by the full faith and credit of the United States government, except to the extent provided in Section 1.18(v) below), which shall have resulted in the loss of possession of such property by Lessee (or, if any Permitted Sublease is then in effect, the sublessee) for a period in excess of 180 consecutive days or, if earlier, through the end of the Basic Term; (iv) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of the Aircraft or under which the Aircraft is based having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days, unless prior to the end of such 180-day period, Lessee is diligently carrying forward all necessary and desirable steps to permit such use, but in any event, if such use has been prohibited for a period of twelve consecutive months; (v) the requisition for use (but not of title) by the United States Government or any instrumentality or agency of any thereof backed by the full faith and credit of the United States government, which shall have occurred for a period in excess of 180 consecutive days, or, if earlier, through the end of the Term; (vi) any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 10.3 hereof; and (vii) the requisition, confiscation, condemnation or other compulsory acquisition of title to such property by any governmental or purported governmental authority which shall have resulted in the loss of possession of such property by Lessee for a period of more than 180 days or, if earlier, through the end of the Term.

     1.19. "FAIR MARKET RENTAL RATE" means the fair market rental rate determined as provided in Section 22 hereof.

     1.20. "FAIR MARKET SALES VALUE" means the fair market sales value determined as provided in Section 23 hereof.

     1.21. "FAR" means the Federal Aviation Regulations of the FAA, or any successor provisions thereto.

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     1.22. "FEDERAL AVIATION ADMINISTRATION" or "FAA" means the United States
Federal Aviation Administration and any successor agency or agencies thereto.

     1.23. "FLIGHT HOUR" means, with respect to the Aircraft, each sixty (60) minute period or portion thereof (expressed in tenths of hours) elapsing from the moment at which the wheels of the Aircraft leave the ground on take-off of the Aircraft until the wheels of the Aircraft touch the ground on landing of the Aircraft following each flight of such Aircraft.

     1.24. "INCLUDING" means including but not limited to.

     1.25. "INCOME TAX" means any Tax based on or measured by net income (including, without limitation, capital gains taxes, minimum taxes, and taxes on tax preference items) and Taxes which are capital, doing business, franchise (in the nature of a net income tax), excess profits, or net worth taxes and interest, as well as any additions to tax, penalties, or other charges in respect thereof.

     1.26. "INDEMNITEES" means Lessor (individually and in its trust capacity), Owner Participant, and their respective Affiliates, officers, directors, employees, agents, successors and permitted assigns.

     1.27. "LEASE AGREEMENT", "THIS LEASE AGREEMENT", "THIS LEASE", "THIS AGREEMENT", "HEREIN", "HEREOF", "HEREUNDER", "HEREBY" or other like words or phrases mean this Lease Agreement as originally executed or as modified, amended or supplemented pursuant to the applicable provisions hereof, including, without limitation, supplementation hereof by one or more Lease Supplements entered into between Lessor and Lessee pursuant to the provisions hereof.

     1.28. "LEASE SUPPLEMENT" means a Lease Supplement substantially in the form of Exhibit A hereto, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms hereof.

     1.29. "LESSEE'S SETTLEMENT PROPOSAL" has the meaning specified in Section 12.6.

     1.30. "LESSOR" means First Security Bank, National Association, not individually but solely as Owner Trustee, its successors and assigns.

     1.31. "LESSOR LIENS" means any Lien or disposition of title affecting the Aircraft, an Airframe, any Engine or Part arising as a result of (i) claims against Lessor not related to the transactions contemplated by this Lease; (ii) any act or omission of Lessor which is either not related to the transactions contemplated by or is expressly prohibited under this Lease; (iii) claims against Lessor with respect to Taxes or Liens against which Lessee is not required to indemnify Lessor hereunder; (iv) claims against Lessor with respect to any loss, damage or claim against which Lessee is not required to indemnify Lessor pursuant to this Lease; or (v) claims against Lessor arising out of any transfer by Lessor of all or any portion of its interest in the

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Aircraft, including as security for indebtedness, other than the transfer of the
Aircraft during the continuation of an Event of Default or a Default under
Section 14(a)(v).

     1.32. "LESSOR'S COST" has the meaning specified in the Lease Supplement.

     1.33. "LIEN" means any mortgage, pledge, lien, charge, encumbrance, lease, sublease or security interest or other similar interest.

     1.34. "MAINTENANCE PROGRAM" means Lessee's maintenance program approved by the Federal Aviation Administration for aircraft of the same type as the Aircraft and engines of the same type as the Engines.

     1.35. "MAINTENANCE PAYMENTS" has the meaning specified in Section 2(e).

     1.36. "MANUALS AND TECHNICAL RECORDS" means all such manuals, technical data, log books, maintenance records, engineering documentation and other records pertaining to the Aircraft to be maintained by Lessee as required hereunder or as shall be required to comply with the requirements of the FAA and the Manufacturer from time to time in force and the requirements of any other governmental body having jurisdiction over the Aircraft.

     1.37. "MANUFACTURER" means with respect to the Airframe, Embraer-Empresa Brasileira de Aeronautica S.A. ("Embraer") and with respect to the Engines, Allison Engine Company, and their respective successors and assigns.

     1.38. "NET ECONOMIC RETURN" means anticipated after-tax yield and aggregate after-tax cash flow (utilizing the multiple investment sinking fund method of analysis), computed on the basis of the same methodology and assumptions utilized by Lessor in determining Basic Rent and Stipulated Loss Value.

     1.39. "NOTIFIED DEFAULT" means any Default as to the occurrence of which Lessor has notified Lessee in writing, including any Default which with the lapse of time would become an Event of Default without the necessity of written notice from Lessor to Lessee.

     1.40. "OEM" has the meaning specified in Section 7.6.

     1.41. "OPERATIVE DOCUMENTS" means this Lease, including any Lease Supplement, the Acceptance Certificate, the Trust Agreement, the Tax Indemnity Agreement, the Residual Value Guaranty, Exhibit I, and any other documents executed in connection with the transactions contemplated by this Lease.

     1.42. "OWNER PARTICIPANT" means TA Air XVI, Corp., a Delaware corporation, its successors and assigns.

     1.43. "PARTS" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature, other than (i) complete Engines or engines,

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and (ii) any items leased by Lessee from a third party (other than Lessor). The term "Parts" shall include all components constituting a complete system.

     1.44. "PAST DUE RATE" means a rate per annum equal to the Base Rate plus five percentage points.

     1.45. "PERMITTED LIEN" has the meaning specified in Section 9.1.

     1.46. "PERMITTED SUBLEASE" means a sublease of the Aircraft described in
Section 13.2.

     1.47. "PERMITTED SUBLESSEE" means (i) any U.S. Air Carrier that is not then subject to an event or proceeding of the type described in Sections 14(a)(v) or 14(a)(vi) and is generally paying its obligations as they become due; or (ii) the United States government or any instrumentality or agency thereof the credit of which is backed by the full faith and credit of the United States government; or (iii) any other Person approved by Lessor in its reasonable discretion.

     1.48. "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.49. "POWER-BY-THE-HOUR AGREEMENT" means an engine maintenance program provided by the Engine Manufacturer or one of its Affiliates, or by another responsible maintenance provider approved by Lessor, providing full maintenance (other than routine day-to-day maintenance; provided, that foreign-object damage, life-limited parts, line replacement units and abuse may be excluded or separately charged) for the Engines at no cost other than standard per-Cycle rates (i.e., excluding charges based on the current maintenance status of the Engines), all benefits of which program are generally available to air carriers; provided that such program is no less beneficial to Lessee in any material respect than set forth in the Memorandum of Understanding, dated February 2, 2000, between Rolls-Royce Allison and Lessee .

     1.50. "PURCHASE OPTION DATE" has the meaning specified in Schedule I.

     1.51. "RENEWAL RENT" means the monthly rent payable during the Renewal
Term.

     1.52. "RENEWAL TERM" shall have the meaning assigned in Section 22.1 hereof.

     1.53. "RENT" means Basic Rent, Renewal Rent and Supplemental Rent, collectively.

     1.54. "RENT PAYMENT DATE" means the dates on which Basic Rent is due and payable hereunder in accordance with the provisions of Sections 2.3 as specified in Schedule I to this Lease.

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     1.55. "RESIDUAL VALUE GUARANTY" means that certain Residual Value
Guarantee, dated the date hereof, among Lessor, Lessee and Embraer with respect to the residual value of the Aircraft.

     1.56. "RESPONSIBLE OFFICER" means, with respect to Lessee, the President, Chief Financial Officer, any Senior Vice President or any other senior officer.

     1.57. "RETURN LOCATION" shall have the meaning assigned to such term in
Section 8.1.

     1.58. "SETTLEMENT PROPOSAL" has the meaning specified in Section 12.6.

     1.59. "STIPULATED LOSS VALUE" with respect to the Aircraft as of any Rent Payment Date means the amount specified in Schedule II attached hereto.

     1.60. "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or others hereunder or under any other Operative Document, including Maintenance Payments and payments of Stipulated Loss Value and amounts calculated by reference thereto.

     1.61. "TAX" or "TAXES" means any and all fees (including, without limitation, license, documentation and registration fees) and all taxes or estimated taxes (including, without limitation, income, gross receipts, transfer, license, franchise, profits, ad valorem, service, withholding, occupation, gains, preference, rental, sales, use, turnover, value added, property (tangible or intangible), excise and stamp taxes), licenses, levies, imposts, duties, charges, recording charges or fees, assessments or withholdings of any nature whatsoever together with any penalties, additions to tax, fines or interest thereon.

     1.62. "TAX INDEMNITY AGREEMENT" means the Tax Indemnity Agreement, dated the date hereof, between Owner Participant and Lessee, as amended, modified or supplemented in accordance with the terms thereof.

     1.63. "TERM" means the Basic Term and the Renewal Term(s).

     1.64. "TERMINATION DATE" has the meaning assigned to such term in Section 2.2.

     1.65. "TRANSACTION COSTS" shall mean an amount equal to $[*], which Lessor shall pay as provided in Section 3.5, for printing and reproduction costs; appraisal fees; placement fees and out-of-pocket expenses of Seabury Securities, LLC; fees and expenses of counsel for Lessor; recording costs of the Lease and other documents; the acceptance fee of the Lessor; and out-of-pocket expenses of the Owner Participant prior to the Commencement Date.

     1.66. "TRANSPORTATION ACT" means subtitle VII of Title 49 of the United States Code, or any successor provision.

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     1.67. "TRUST AGREEMENT" means the Trust Agreement, dated the date hereof, between Lessor and Owner Participant.

     1.68. "U.S. AIR CARRIER" means any air carrier (as defined in Section 40102(a)(2) of the Transportation Act) which is a citizen of the United States (as defined in Section 40102(a)(15) of the Transportation Act) as to which there is in force authority from the U.S. Department of Transportation authorizing scheduled commuter interstate air transportation pursuant to an exemption under 14 C.F.R Section 298 or a certificate of public convenience and necessity issued pursuant to Section 41102(a) of the Transportation Act and as to which there is in force an air carrier operating certificate issued pursuant to 14 C.F.R. Part 121 or Part 135 of the Federal Aviation Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof; provided at all times such carrier shall hold an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Act for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

SECTION 2.  AGREEMENT TO LEASE; TERM; RENT

     2.1. AGREEMENT TO LEASE. Lessor hereby agrees, subject to satisfaction of the conditions set forth herein, to lease to Lessee hereunder, and Lessee hereby agrees to lease from Lessor hereunder, the Aircraft, as evidenced by the execution by Lessor and Lessee of this Lease, a Lease Supplement leasing the Aircraft hereunder and execution and delivery by Lessee of an Acceptance Certificate. Lessee hereby agrees that such acceptance of the Aircraft by Lessee shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease.

     2.2.   TERM OF THE LEASE.

     (a) BASIC TERM. The Basic Term of this Lease shall be sixteen and one-half years from the Commencement Date, unless sooner terminated in accordance with the provisions hereof (the "Termination Date").

     (b)    RENEWAL TERM(S). The Renewal Term(s) shall be as described in
Section 22.

     2.3.   RENT.

     (a) BASIC RENT. Lessee shall promptly pay (or cause to be paid) to Lessor Basic Rent during the Basic Term on each Rent Payment Date in the amount provided in Schedule I to this Lease.

     (b) RENEWAL RENT. Lessee shall promptly pay (or cause to be paid) to Lessor Renewal Rent on each Rent Payment Date during the Renewal Term in the amount determined pursuant to Section 22 hereof.

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     (c)    SUPPLEMENTAL RENT. Lessee shall promptly pay (or cause to be paid)
to Lessor, or to whomever shall be entitled thereto, any and all Supplemental Rent as the same shall become due and owing hereunder. In the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Interest on past due Rent shall be computed at the Past Due Rate, and shall be considered Supplemental Rent. The expiration or other termination of Lessee's obligation to pay Basic Rent hereunder shall not limit or modify Lessee's obligations with respect to Supplemental Rent.

     (d) PAYMENTS IN GENERAL. All payments of Rent shall be made to Lessor in the United States of America by wire transfer of immediately-available funds prior to noon (12:00) p.m. Eastern time on the due date thereof, to such account as Lessor shall direct in a written notice to Lessee from time to time at least five Business Days prior to the date such payment of Rent is due. Notwithstanding anything in this Lease to the contrary, if any date on which a payment of Rent becomes due and payable is not a Business Day, such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and, provided such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

     (e) MAINTENANCE PAYMENTS. Lessee is currently negotiating a Power-by-the-Hour Agreement. Any Power-by-the-Hour Agreement during the Term shall be assigned to Lessor by Lessee as additional collateral for Lessee's obligations under this Lease and Lessee shall ensure that Lessor has a perfected security interest in Lessee's interest in such Power-by-the-Hour Agreement. Such collateral assignment shall be effective upon the effectiveness of the Power-by-the-Hour Agreement; provided that Lessor shall not exercise any rights under the assignment unless and until an Event of Default has occurred and is continuing. The counterparty shall consent to such collateral assignment in writing and agree that, (i) upon written notice from Lessor of the occurrence and continuation of an Event of Default, and (ii) the assumption thereof by Lessor or its assignee, Lessor or its assignee shall be eligible for all rights and benefits thereunder on terms no less favorable than Lessee. At any time during time during the Term (other than the 120-day period following the Delivery Date) that there is not a Power-by-the Hour Agreement, Lessee shall pay to Lessor Engine maintenance payments with respect to each Engine for each Flight Hour that such Engine is used, including all Flight Hours on a retroactive (to the last maintenance visit) basis so that Lessor has received payments for each Engine equivalent to the proportional share of the cost of the next maintenance visit for such Engine ("Maintenance Payments"). The amount of and terms and conditions with regard to Maintenance Payments and the use and application thereof have not been agreed by Lessee and Lessor, and Lessee and Lessor agree to negotiate in good faith with respect thereto promptly upon the failure of Lessee to enter into a Power-by-the-Hour Agreement within 90 days after the Delivery Date and at any time thereafter during which a Power-by-the-Hour Agreement is not in effect for any reason. The amount of and terms and conditions of the Maintenance Payments shall be set forth in a Lease Supplement and filed with the FAA. In the event that Lessor and Lessee are unable to agree in writing on the amount of and terms and conditions of the

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Maintenance Payments and the use and application thereof within thirty (30) days of the date that Maintenance Payments are required under this Lease, such amount and terms and conditions shall be determined pursuant to a determination prepared and delivered by a nationally recognized firm of aircraft auditors nominated by Lessor and approved by Lessee, and Lessor shall immediately notify Lessee in writing of such nomination. The aircraft auditing firm shall make its determination within ten Business Days following its appointment, and such determination shall be final and binding upon the parties. The cost of such determination shall be borne by Lessee.

     SECTION 3. LESSOR'S REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

     Lessor hereby represents and warrants to, and covenants and agrees with, Lessee as follows:

     3.1. DUE ORGANIZATION. Lessor is a corporation duly organized and validly existing in good standing under the laws of the State of Utah and has the corporate power and authority to enter into and perform its obligations under this Lease and the Lease Supplement.

     3.2. DUE AUTHORIZATION; ENFORCEABILITY. This Lease has been, and on the Delivery Date, the Lease Supplement will be, duly executed and delivered by an officer who is duly authorized to execute and deliver such instruments on behalf of Lessor. Each of the Lease and the Lease Supplement (when so executed and delivered) will be the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, except as such enforceability is affected by applicable laws or judicial decisions regarding bankruptcy, bankruptcy moratorium, fraudulent transfers or other laws affecting creditors' rights or by application of the principles of equity.

     3.3. NO VIOLATIONS. Neither the execution and delivery by Lessor of this Lease and the Lease Supplement nor the performance by Lessor of its obligations hereunder and thereunder will be inconsistent with its charter or bylaws, does not and will not contravene any currently existing law, governmental rule or regulation, judgment or order, including, but not limited to, any statute, rule, regulation, franchise or permit applicable to or binding on Lessor, and does not and will not contravene any provision of, or constitute a default under, any currently existing indenture, mortgage, contract or other instrument to which Lessor is a party or by which it or any of its properties is bound.

     3.4. DISCLAIMER. LESSEE EXPRESSLY AGREES TO LEASE THE AIRCRAFT IN "AS IS, WHERE IS" CONDITION "WITH ALL FAULTS", EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE. LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSOR AND LESSEE (A) THE AIRFRAME AND EACH ENGINE IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND

ACCEPTABLE TO LESSEE, (B) LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE IS SUITABLE FOR ITS PURPOSE, (C) LESSOR IS NOT A MANUFACTURER NOR A DEALER IN PROPERTY OF SUCH KIND, AND (D) LESSOR DOES NOT MAKE, HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE, AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, THE QUALITY OF MATERIAL OR WORKMANSHIP, THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF. LESSEE AGREES THAT LESSOR SHALL NOT BE LIABLE FOR ANY DAMAGE OR LOSS (INCLUDING, BUT NOT LIMITED TO, INCIDENTAL, CONSEQUENTIAL AND SPECIAL DAMAGES) SUFFERED BY LESSEE DIRECTLY OR INDIRECTLY BECAUSE OF ANY DEFECT IN THE AIRCRAFT. NONE OF THE PROVISIONS OF THIS SECTION 3.4 OR ANY OTHER PROVISION OF THIS LEASE IS INTENDED TO AMEND, MODIFY OR OTHERWISE AFFECT THE EXPRESS REPRESENTATIONS, WARRANTIES OR OTHER OBLIGATIONS OF THE MANUFACTURER, OR ANY OTHER VENDOR, MANUFACTURER, SUBCONTRACTOR OR SUPPLIER WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, OR TO RELEASE MANUFACTURER OR ANY OTHER VENDOR, MANUFACTURER, SUBCONTRACTOR OR SUPPLIER FROM ANY SUCH REPRESENTATION, WARRANTY OR OBLIGATION OR ANY RIGHTS OF LESSOR OR LESSEE WITH RESPECT THERETO.

     3.5. TRANSACTION COSTS. Lessor shall pay the Transaction Costs upon receipt of appropriate invoices as soon as reasonably practicable after the Commencement Date.

SECTION 4.  LESSEE'S REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

     Lessee hereby represents and warrants to, and covenants and agrees with, Lessor as follows:

     4.1. DUE ORGANIZATION. Lessee is a corporation duly organized and validly existing in good standing under the laws of the state of New York; is duly qualified as a foreign corporation to do business in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of Lessee or the ability of Lessee to perform its obligations under the Operative Documents; is and will continue to be a U.S. Air Carrier; Lessee will take all actions necessary to allow Lessor to be entitled during the Term to the benefits of Section 1110 of the United States Bankruptcy Code in any action or proceeding in which Lessee is the debtor; and Lessee has the corporate power and authority to conduct its business as it is presently being conducted, to lease the Aircraft, and to enter into and perform its obligations under this Lease and each other Operative Document to which Lessee is a party.

     4.2. DUE AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by Lessee of this Lease, the Lease Supplement, the Acceptance Certificate, the Residual Value Guaranty, the Tax Indemnity Agreement and each other Operative Document to which Lessee is a party will on the Delivery Date be duly authorized by all necessary corporate actions and will be executed and delivered by a Responsible Officer of Lessee. Each of the Lease, the Lease Supplement (when so executed and delivered), the Acceptance Certificate, the Residual Value Guaranty, the Tax Indemnity Agreement and each other Operative Document to which Lessee is a party will be the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as such enforceability is affected by applicable laws or judicial decisions regarding bankruptcy, bankruptcy moratorium, fraudulent transfers or other laws affecting creditors' rights or by application of the principles of equity.

     4.3. NO VIOLATIONS. Neither the execution and delivery by Lessee of this Lease and each other Operative Document to which Lessee is a party, nor the performance by Lessee of its obligations hereunder and thereunder, will be inconsistent with its charter or bylaws, does not and will not contravene any currently existing law, governmental rule or regulation, judgment or order, including, but not limited to, any statute, rule, regulation, franchise or permit applicable to or binding on Lessee, and does not and will not contravene any provision of, or constitute a default under, any currently existing indenture, mortgage, contract or other instrument to which Lessee is a party or by which it or any of its properties is bound, and does not and will not require the consent or approval of any holders of the stock or any currently existing indebtedness or obligation of Lessee.

     4.4. NO GOVERNMENTAL APPROVALS, NOTICES AND FILINGS. Except for (i) the filing for recording of the Lease and Lease Supplement pursuant to the Transportation Act, and (ii) the filing of financing statements (and continuation statements at periodic intervals) with respect to the interests created by such documents under the Uniform Commercial Code of New York, Connecticut, and Indiana (which filing statements Lessor has prepared and Lessee shall cause to be presented in due form for filing to the appropriate filing office in New York, Connecticut, and Indiana), no consent or approval of, giving of notice to, registration with, filing or recording of any document, or taking of any action in respect of or by, any United States Federal, state or local or foreign governmental authority or agency or other person is necessary with respect to the execution, delivery or performance by Lessee of this Lease and the Lease Supplement, or the consummation by Lessee of any of the transactions contemplated hereby or thereby, or to establish and perfect Lessor's title to and interest in the Aircraft as against Lessee and as against any third parties in any applicable jurisdictions.

     4.5. LITIGATION. There are no actions, suits, claims or proceedings pending or, to the knowledge of Lessee, threatened against or affecting Lessee in any court or before any governmental commission, arbitrator, agency, board or authority, domestic or foreign, which relate to any of the transactions contemplated by this Lease or the Lease Supplement or which, if adversely determined, could have a material adverse effect on either the business, operations or financial condition of Lessee or the ability of Lessee to perform its obligations under this Lease or the Lease Supplement, or which may adversely affect the legality or enforceability of the terms of this Lease or any other such document, except as otherwise specifically disclosed herein.

     4.6. NO DEFAULTS. Lessee is not in default under any indenture, pledge, contract, mortgage, loan agreement or other instrument to which Lessee is a party, nor is Lessee in violation of any law, order, injunction, decree, rule or regulation applicable to Lessee of any court or administrative body, which default or violation could materially and adversely affect the business, property, assets, operations or condition, financial or otherwise, of Lessee.

     4.7. LOCATION OF CHIEF EXECUTIVE OFFICES. The chief executive office or chief place of business of Lessee is located at 2500 S. High School Road, Indianapolis, Indiana 46241. Lessee agrees to give Lessor not less than 90 days' prior written notice of any relocation of its chief executive office or chief place of business from the present location.

     4.8. LESSEE DULY LICENSED. Lessee holds and will continue to hold all licenses, certificates, permits and franchises from the appropriate agencies of the United States and/or all other governmental authorities having jurisdiction necessary to perform its obligations under this Lease.

     4.9. NO EVENT OF LOSS OR EVENT OF DEFAULT. On the Delivery Date, no event exists which would be a Default or, with the passage of time or giving of notice or both, an Event of Loss hereunder.

     4.10. FINANCIAL STATEMENTS. The statements of financial position of Lessee as of December 31, 1999 and the related statements of earnings and cash flow of Lessee, copies of which have been furnished to Lessor, fairly present the financial condition of Lessee at such date and the results of operations and cash flow of Lessee for the period ended on such date, in accordance with generally accepted accounting principles consistently applied, and since December 31, 1999, there has been no material and adverse change in such condition or operations. During the Term, Lessee shall cause its annual financial statements to be audited by a nationally recognized accounting firm.

     4.11. TITLE. On the Delivery Date, Lessor will receive good title to the Aircraft free and clear of all Liens, except the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, and the Liens permitted by
Section 9.1(v) and Section 9.1(vi) (solely for obligations that are not overdue).

     4.12. NON-SOLICITATION. Neither Lessee nor anyone acting on behalf of Lessee has directly or indirectly offered any interest in the Aircraft for sale to, or solicited any offer to acquire any of the same from, anyone other than Lessor and not more than forty (40) other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby.

     4.13. TAXES. Lessee has filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed and has paid or caused to be paid all Taxes shown to be due and payable on such returns or (except to the extent being contested in good faith and by appropriate proceedings and for the payment of which adequate reserves have been provided in accordance with generally accepted accounting principles) on any assessment received by Lessee, to the extent that such Taxes have become due and payable, except such returns or Taxes as would not materially and adversely affect the business, property or assets, operations or condition, financial or otherwise, of Lessee and would not involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Aircraft.

     4.14. GOVERNMENTAL APPROVALS. No governmental approval is required of Lessor or Owner Participant for its execution of any Operative Document by reason of the status of the Lessee, the Aircraft or Lessee's use of the Aircraft.

     4.15. AIRCRAFT. The Aircraft has been duly certified by the FAA as to type and airworthiness, has been insured by Lessee in accordance with the terms of this Lease, and is in the possession of Lessee in the condition and state of repair required under the terms of this Lease.

     4.16.  REPOSSESSION RIGHTS. Lessor shall be entitled to the protection of
Section 1110 of the United States Bankruptcy Code in any action or proceeding in which Lessee or any sublessee is a debtor.

SECTION 5.  CONDITIONS PRECEDENT TO OBLIGATION OF LESSOR AND LESSEE.

     5.1. LESSOR'S CONDITIONS. Lessor's obligation to deliver the Aircraft to Lessee for lease hereunder shall be subject to the receipt of the following documents, in form and substance satisfactory to Lessor, prior to such delivery (unless otherwise provided or waived by Lessor):

     (a)    The Lease, executed by Lessee and Lessor.

     (b) A copy of resolutions of the Board of Directors of Lessee or other written evidence of appropriate corporate action, certified by a Responsible Officer of Lessee, duly authorizing or ratifying the lease of the Aircraft hereunder and the execution, delivery and performance of this Lease and the Lease Supplement.

     (c) Lessee shall have delivered to Lessor a certificate executed by a Responsible Officer (i) certifying the incumbency and attaching the signatures of the persons authorized to execute and deliver the Operative Documents on behalf of Lessee, (ii) confirming that all representations and warranties set forth in the Operative Documents are true and accurate, and (iii) authenticating an attached certificate of good standing issued by the appropriate state agency.

     (d)    An Acceptance Certificate for the Aircraft executed by Lessee.

     (e) A Lease Supplement and Tax Indemnity Agreement for the Aircraft executed by Lessee.

     (f) A certificate signed by Lessee's insurance brokers evidencing compliance with the insurance provisions of Section 11.

     (g) Opinions of counsel to Lessee, dated the Delivery Date, in substantially the form of Exhibit E hereto.

     (h) Such financing statements under the Uniform Commercial Code or other law with respect to the Lease and the Aircraft as shall have been reasonably requested by Lessor.

     (i) All appropriate action required to have been taken by the Federal Aviation Administration and any other applicable governmental or political agency, subdivision or instrumentality of the United States, on or prior to the Delivery Date in connection with the transactions contemplated by this Lease and the Lease Supplement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Lease and the Lease Supplement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

     (j) Receipt by Lessor of an appraisal of the Aircraft in form and substance satisfactory to Lessor.

     (k) Delivery to Lessor by Solitair Corporation of an executed warranty bill of sale for the Aircraft in form and substance satisfactory to Lessor.

     (l) Delivery to Lessor by Solitair Corporation of an executed assignment of warranties for the Aircraft and the Engines in form and substance satisfactory to Lessor.

     (m) Delivery to the Lessor of a Residual Value Guaranty by Embraer in form and substance satisfactory to Lessor.

     (n) Delivery to Lessor and Owner Participant of supplemental side letters and agreements in form and substance satisfactory to such parties.

     (o) Delivery to Lessor of an executed warranty bill of sale for Lessee-furnished equipment used in connection with the operation of the Aircraft, if any, in form and substance satisfactory to Lessor.

     5.2. LESSEE'S CONDITIONS. Lessee's obligation to accept delivery of the Aircraft from Lessor for lease hereunder shall be subject to the following conditions precedent:

     (a)    The Aircraft is tendered by Lessor for delivery on the Delivery
            Date.

     (b) Lessor, at Lessee's expense, shall have delivered to Lessee a temporary FAA certificate of registration for the Aircraft (a "pink slip") in Lessor's name.

     SECTION 6. DELIVERY.

     6.1. DELIVERY LOCATION. The Aircraft shall be delivered to Lessee "As-Is" at Queens, New York.

     6.2. ACCEPTANCE OF DELIVERY. Lessee's execution of the Acceptance Certificate shall constitute Lessee's acknowledgment and agreement that, as between Lessor and Lessee, the Aircraft has been inspected to Lessee's satisfaction, and that Lessee has unconditionally accepted the Aircraft for lease hereunder. Concurrently with the execution of the Acceptance Certificate, Lessee shall also execute and deliver to Lessor the Lease Supplement, Dated the Delivery Date, and Lessor shall also execute such Lease Supplement. Execution of the Lease Supplement by Lessee and Lessor shall evidence that the Aircraft has been leased hereunder upon and subject to all of the terms, conditions, and provisions hereof. Without limiting or diminishing the disclaimers set forth in section 3.4, Lessee's failure to notify Lessor of any defect or discrepancy shall not establish or evidence the absence thereof insofar as the manufacturer or any supplier is concerned.

SECTION 7. REGISTRATION; MAINTENANCE; OPERATION; POSSESSION; PERMITTED SUBLEASES; INSIGNIA.

     7.1.   REGISTRATION.

     On the Delivery Date, Lessee shall, at its own cost and expense, cause this Lease and the Lease Supplement to be duly filed with the FAA under the Transportation Act. Lessee shall not take any action or fail to take any action that would cause the Aircraft not to remain at all times duly registered in the name of Lessor under the Transportation Act unless Lessor consents in advance in writing to the registration of the Aircraft in another jurisdiction. Lessee shall execute and deliver all such documents at its own cost and expense as Lessor may reasonably request for the purpose of effecting and continuing such registration. In addition, Lessee shall take such other actions as may be necessary in any jurisdiction in which the Aircraft may be operated to protect Lessor's interest as owner of the Aircraft and as Lessor hereunder. Lessee shall have the right, upon written notice to Lessor, to cause the United States registration number for the Aircraft to be changed to another United States registration number selected by Lessee. Lessor agrees to cooperate with Lessee, at Lessee's sole cost and expense, including, without limitation, executing and delivering to Lessee a Form AC 8050-64, "Assignment of Special Registration Number," for the Aircraft. Lessee shall solely be responsible for the cost of painting its designated United States registration number on the Aircraft and for all other costs associated with or resulting from the change of the registration number of the Aircraft.

     7.2. MAINTENANCE. During the Term, Lessee, at its own cost and expense, shall (or, if any Permitted Sublease is in effect, shall ensure that any sublessee shall):

     (a) maintain, inspect, service, repair, test, operate and overhaul (or cause to be maintained, inspected, serviced, repaired, tested, operated and overhauled) the Aircraft in accordance with the Maintenance Program so as to keep (A) the Aircraft in as good operating condition as on the date delivered by Manufacturer, ordinary wear and tear excepted, and (B) the Aircraft in such condition as may be necessary to enable the applicable airworthiness certification for the Aircraft to be maintained in good standing at all times under (I) the Transportation Act, except when a group of aircraft of the same type and series as the Aircraft powered by engines of the same type and series as those with which the Airframe is from time to time equipped and registered in the United States and flying in commercial passenger service, which group includes one or more aircraft operated by a Person other than Lessee, have been grounded by the Federal Aviation Administration, and (II) the applicable laws of any other jurisdiction in which the Aircraft may then be registered, based and/or operated from time to time. In any event, the Aircraft shall be maintained at least at the level as Lessee maintains, and utilizing the same manner of maintenance, service, repair or overhaul as used by Lessee with respect to, similar aircraft owned, leased or operated by Lessee. In the event of a change in the Maintenance Program, Lessee shall provide Lessor a copy of the new program specifications, certified as true and correct by Lessee, not later than fifteen (15) Business Days following the implementation of the same. The Maintenance Program shall provide for the inspection of corrosion and the cleaning, repair and treatment thereof in accordance with the corrosion treatment and correction criteria as specified by the FAA-approved corrosion prevention and control program applicable to Embraer EMB-145 aircraft. Lessee shall adopt and incorporate in the Maintenance Program specific measures for the control of corrosion in due conformance with Embraer's corrosion prevention manual, and shall carry out such work as may be required to comply therewith, including periodic inspections by penetration of fuel tanks, periodic inspection and clean-up under cargo areas, periodic treatment of all mild and moderate corrosion and correcting all severe or exfoliated corrosion in accordance with the Maintenance Program. Lessee shall incorporate into the Aircraft all those Airframe and Engine Manufacturer service bulletins that Lessee plans to adopt during the Term for the rest of its Embraer EMB-145 aircraft fleet. The Lessee shall not discriminate against the Aircraft in terms of service bulletin compliance relative to the rest of Lessee's Embraer fleet. Notwithstanding anything herein to the contrary, all maintenance, including "C" Checks and engine overhauls, shall be performed by Lessee or an FAA-approved repair station;

     (b) maintain or cause to be maintained, in the English language, all Manuals and Technical Records, and other materials required to be maintained in respect of the Aircraft by the Federal Aviation Administration and the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered and/or based from time to time, including, but not limited to, all documents necessary to establish compliance with applicable FAA requirements for the Airframe, the Engines and life-limited parts. All such records, logs and other materials created during the immediately preceding twelve (12) months shall be kept in one location on Lessee's premises and all such records, logs and other materials more than twelve (12) months old shall be archived by Lessee at a location approved by Lessor. All records, logs and other materials, as between Lessor and Lessee and all parties claiming through Lessee, shall be the property of Lessor but shall be maintained by Lessee during the Term of this Lease and shall become the property of Lessee upon the occurrence of an Event of Loss and Lessee's compliance with Section 10.1; and

     (c) promptly furnish or cause to be furnished to Lessor such information as may be required to enable Lessor to file any reports required to be filed by Lessor with any governmental authority or lending institution.

     7.3. COMPLIANCE WITH AIRWORTHINESS DIRECTIVES. Lessee shall ensure at its cost and expense that the Aircraft shall at all times have a currently effective airworthiness certificate issued by the FAA under the Federal Aviation Regulations (or by any other governmental authority having jurisdiction over the operation of the Aircraft). Lessee, at its cost and expense, shall ensure that the Aircraft is in compliance with all applicable Airworthiness Directives, manufacturer's "alert" service bulletins and Federal Aviation Regulation requirements (or the requirements of any other governmental authority having jurisdiction over the Aircraft) which become due during the Term or are otherwise required to be performed within six (6) months following the end of the Term. All Airworthiness Directives shall be accomplished in accordance with all applicable bulletins and manuals published by the Manufacturer or FAA-approved data developed by Lessee, and in a manner consistent with similar aircraft owned, leased or operated by Lessee. Lessee shall include with the Manual and Technical Records all documentation necessary to establish the source data, method of compliance, verification of accomplishment, quality assurance and all schedules of recurring action of any Airworthiness Directive.

     7.4. REPLACEMENT OF PARTS. Lessee shall (or if a Permitted Sublease is in effect, shall ensure that the sublessee), at its own cost and expense, promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 7.6. In addition, Lessee (or, if any Permitted Sublease is then in effect, the sublessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee, except as otherwise provided in Section 7.6, will, at its own cost and expense, replace or cause to be replaced such Parts as promptly as practicable. If not obtained from an original equipment manufacturer, all Parts installed during the Term must have been repaired/overhauled by an FAA-approved repair station and be accompanied by appropriate certification (including a serviceability tag in the case of any calendar-limited or life-limited parts) and documentation to demonstrate compliance with applicable requirements. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and pooling arrangements to the extent permitted by Section 7.5 and except for replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value, utility and remaining useful life at least equal to, the Parts replaced, but in all events such replacement Parts shall be no less than in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts have been replaced by Parts which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act (subject only to Permitted Liens and any pooling arrangement to the extent permitted by Section 7.5 and except for replacement property temporarily installed on an emergency basis), (i) title to such replacement Part shall thereupon vest in Lessor, (ii) such replacement Part shall become subject to this Lease and be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine, and
(iii) title to the replaced Part shall thereupon vest in Lessee (or, if a Permitted Sublease is then in effect, the sublessee), free and clear of all Lessor Liens and rights of Lessor, and shall no longer be deemed a Part hereunder.

     7.5. POOLING OF PARTS. Any Part removed from an Airframe or any Engine as provided in Section 7.4 may be subjected by Lessee (or, if any Permitted Sublease is then in effect, the sublessee) to a pooling or interchange arrangement customary in the United States airline industry with other aircraft or engines owned or leased by Lessee (or, if any Permitted Sublease is then in effect, the sublessee); provided that if as a consequence thereof a Part is removed, the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or Engine in accordance with Section 7.4 as promptly as practicable after the removal of such removed Part. When incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 7.4, any Part replacing a Part that is removed under a customary pooling or interchange arrangement may be owned by any third party, provided that Lessee (or, if any Permitted Sublease is then in effect, the sublessee), at its cost and expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in Lessor in accordance with such Section 7.4 by Lessee (or, if any Permitted Sublease is then in effect, the sublessee) acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens other than Permitted Liens, or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or Engine a further replacement Part owned by Lessee (or, if any Permitted Sublease is then in effect, the sublessee) free and clear of all Liens other than Permitted Liens and by causing title to such further replacement Part to vest in Lessor in accordance with Section 7.4. All such replacement Parts shall be in as good operating condition as, and shall have a value, utility and remaining useful life at least equal to, the Parts replaced, but in all events such replacement Parts shall be no less than in the condition and repair required to be maintained by the terms hereof. Neither the Airframe nor Engines shall be subject to any pooling or interchange arrangement. No pooling or interchange arrangement shall result in a change of title or registration of the Aircraft or affect Lessor's status or title to any Part under this Lease.

     7.6. ALTERATIONS, MODIFICATIONS AND ADDITIONS. Lessee shall, at its own cost and expense, make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to meet the applicable standards of the FAA or any applicable regulatory agency or body of any other jurisdiction to which the Aircraft may then be subject or the standards, specifications or requirements imposed by any Person for which Lessee is utilizing the Aircraft pursuant to a code share arrangement. All such alterations, modifications and additions shall be documented by any applicable FAA-approved Original Equipment Manufacturer ("OEM") Service Bulletin, OEM Master Change or FAA-approved Supplemental Type Certificate, whichever is applicable under the Transportation Act and/or applicable FARs. Lessee shall not, without the prior written consent of Lessor, make any additions to or alterations or modifications (including a change in configuration) of the Aircraft other than as expressly permitted by this Section
7.6 and shall not make any alteration, modification and/or addition expressly permitted by this Section 7.6 without giving Lessor reasonable prior notice of the same. Such notice shall contain a detailed description of the work scope of such addition, alteration or modification and the name of the proposed maintenance facility that shall complete the work, each of which work scope and maintenance facility shall be reasonably acceptable to Lessor. Title to all Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of any such alteration, modification, removal or addition shall, without further act, vest in Lessor and become subject to this Lease. Notwithstanding the foregoing, Lessee (or, if any Permitted Sublease is then in effect, the sublessee) may, at any time during the Term, so long as no Notified Default has occurred and is continuing, remove or suffer to be removed any Part, provided that such Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any
Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7.2(a) or the first sentence of this
Section 7.6, (iii) can be removed from the Airframe or such

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

Engine without (A) causing material damage to the Airframe or such Engine (it being understood that Lessee shall repair any damage caused by a permitted removal), or (B) diminishing or impairing the value, utility, condition, remaining useful life or airworthiness which the Airframe or such Engine would have had at such time had such alteration, modification, removal or addition not originally occurred, assuming such Airframe or such Engine was then of the value, utility, and remaining useful life and in the condition of airworthiness required to be maintained by the terms of this Lease, and (iv) was not paid for by Lessor; provided, however, that the original cost of all parts removed pursuant to this sentence shall not exceed $150,000 in the aggregate. Upon the removal by Lessee (or a sublessee pursuant to a Permitted Sublease) of any Part as provided above, title thereto shall, without further act, vest in Lessee (or the sublessee pursuant to a Permitted Sublease, as the case may be) and such Part shall no longer be deemed part of the Airframe or Engine from which it was removed. Any Part not removed by Lessee (or any sublessee pursuant to a Permitted Sublease) as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

     7.7.   OPERATION.

            (a) Lessee shall not maintain, use, service, repair, overhaul, operate or locate the Aircraft (or, if any Permitted Sublease is then in effect, suffer the sublessee to maintain, use, service, repair, overhaul, operate or locate the Aircraft) in violation of any law or any rule, regulation, order, directive, bulletin or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except to the extent Lessee (or, if a Permitted Sublease is then in effect, the sublessee) is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not involve any material risk of liabilities or any civil or criminal penalties being imposed on or against Lessor, that does not involve any material risk of loss, forfeiture or sale of the Aircraft or any Engine, and that does not adversely affect Lessor, Lessor's title or interest in the Aircraft or any Engine, or Lessor's interest in this Lease.

            (b) Lessee shall not operate or locate the Aircraft, or suffer the Aircraft to be operated or located (or permit the Aircraft to be on the ground), in any area excluded from coverage by any insurance policy required by the terms of this Lease, except in the case of temporary operations due to unforeseen circumstances beyond Lessee's control (e.g., weather, hijacking, malfunctions, etc.)

            (c) The Aircraft shall be operated solely in commercial passenger operations and only by pilots and other airmen holding valid licenses or other necessary authorizations as may be required by applicable laws and regulations.

            (d) Lessee shall promptly pay or procure that all license fees, registration fees, landing fees, air navigation and other similar charges of any nature (together with any penalties, fines or interest thereon) assessed or demanded by any governmental authority upon or with respect to the delivery, leasing, possession, use, operation or return of the Aircraft by Lessee are promptly paid, and shall immediately provide Lessor, upon Lessor's request, with an itemized statement of all such fees and charges outstanding as of the date of such request.

     7.8.   POSSESSION AND PERMITTED SUBLEASES.

            (a) During the Term, Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine, or install or permit to be installed any Engine on any airframe other than the Airframe, or to install or permit to be installed on the Airframe any engines other than the Engines (other than to the extent an Engine is receiving off-wing maintenance). The wet lease or charter of the Aircraft (expiring before the end of the Term) shall not be considered a sublease; provided, however, that at all times, Lessee has operational control of the Airframe and Engines.

            (b) Notwithstanding anything herein to the contrary, Lessee may, without the prior written consent of Lessor:

                   (i) install a substitute engine owned by Lessee on the Airframe so long as the substitute engine is free and clear of all Liens except Permitted Liens;

                   (ii) install or permit the installation of an Engine on an airframe which is owned by Lessee (or, if any Permitted Sublease is then in effect, the sublessee) free and clear of all Liens except
            (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), and (B) mortgage liens or other security interests, provided that such mortgage liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

                   (iii) provided no Notified Default has occurred and is
            continuing, install or permit the installation of an Engine on an airframe leased to Lessee (or, if any Permitted Sublease is then in effect, the sublessee) or purchased by Lessee (or, if any Permitted Sublease is then in effect, the sublessee) subject to a conditional sale or other security agreement, provided that (A) such airframe is and remains free and clear of all Liens except (I) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (II) Liens of the type permitted by Section 7.8(b)(ii) hereof and (B) such lease, conditional sale or other security agreement expressly provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe; or

                   (iv) install or permit the installation of an Engine on an airframe owned by Lessee (or, if any Permitted Sublease is then in effect, the sublessee), leased to Lessee (or, if any Permitted Sublease is then in effect, the sublessee) or purchased by Lessee (or if any Permitted Sublease is then in effect, the sublessee) subject to a conditional sale or other security agreement under circumstances where neither Section 7.8(b)(ii) nor Section 7.8(b)(iii) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall (or shall cause any sublessee to) comply with Section 10.2 hereof in respect thereof.

            (c) The rights of any sublessee or other transferee which receives possession by reason of a transfer permitted by this Section or by
Section 13 hereof, other than the transfer of an Engine which is deemed an Event of Loss and as to which Lessee has complied with Section 10.2, shall be subject and subordinate to, and any sublease permitted by Section 13 hereof shall be effectively and expressly subject and subordinate to, all the terms of this Lease, including, without limitation, Lessor's rights to repossession and to avoid such sublease upon such repossession. No sublease shall permit the sublessee to take any action not permitted to be taken by Lessee under this Lease. Lessee shall remain primarily liable hereunder for the performance of all of the terms and conditions of this Lease to the same extent as if such sublease had not occurred. No pooling agreement, interchange agreement, sublease or other relinquishment of possession of the Airframe or any Engine or Part shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or constitute a waiver of Lessor's rights or remedies hereunder. All action which is required in connection with any sublease to continue the perfection of the right, title and interest of Lessor in the Aircraft, the Airframe and the Engines and Lessor's rights under the Lease, and such sublease and all other actions necessary or required to preserve the right, title and interest of Lessor in the Aircraft, Airframe and Engines shall be taken by Lessee at its expense. Notwithstanding any provision herein to the contrary, no Permitted Sublease permitted by Section 13 shall permit any further sub-subleasing of the Aircraft.

     7.9. INSIGNIA. Lessee agrees to maintain (or cause to be maintained) adjacent to the airworthiness certificate in the cockpit of the Airframe and on each Engine a nameplate setting forth the name of Lessor and its status as owner/lessor of the Aircraft. Such nameplate shall be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or financing party, as permitted in this Agreement. Except as provided above, Lessee will not allow the name of any Person to be placed on the Airframe as a designation that might be interpreted as a claim of ownership; provided that nothing herein contained shall prohibit Lessee (or any sublessee pursuant to a Permitted Sublease) from placing its customary colors and insignia on the Airframe.

     7.10. INSPECTIONS BY LESSOR. At all reasonable times and on reasonable notice to Lessee, Lessor, the Owner Participant or any financing party to Lessor, or their respective authorized representatives, may inspect the Aircraft and inspect and make copies of the books and records of Lessee and any sublessee required to be maintained by the FAA relating to the maintenance of the Aircraft (inspections conducted when an Event of Default or a Default described in Section 14(a)(v) has occurred and is continuing shall be at Lessee's cost and expense; all other inspections shall be at Lessor's, the Owner Participant's or the financing party's sole cost and expense, as the case may
be), and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to Lessor, the Owner Participant or any financing party to Lessor, and to any prospective transferees (and such prospective transferee's counsel, independent insurance advisors or other agents) who agree to hold such information confidential, (B) to Lessor's, the Owner Participant's, and the financing party's counsel, independent insurance advisors or other agents who agree to hold such information confidential, or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation; provided, however, that any and all disclosures permitted by clause (C) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons for whom such disclosure is hereby permitted. Any such inspection of the Aircraft shall be subject to Lessee's safety and security rules applicable to the location of the Aircraft, shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without the express consent of Lessee (except in connection with a maintenance visit when a panel, bay or the like is scheduled or required to be opened); provided that no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee (or any sublessee under a Permitted Sublease). Upon receipt by Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe the next scheduled maintenance to be performed on the Aircraft during the Term, Lessee shall cooperate with the Owner Participant to enable the Owner Participant's representative to observe such scheduled maintenance to be performed on the Aircraft during the Term. Neither the Owner Participant nor the Lessor shall have any duty to make any such inspection nor shall either of them incur any liability or obligation by reason of not making such inspection. Except during the last six (6) months of the Term or during the continuance of an Event of Default, all inspections by the Owner Participant and its authorized representatives or Lessor and its authorized representatives provided for under this Section 7.10 shall, in regard to each of the Owner Participant and Lessor, be limited to one (1) inspection of any kind contemplated by this Section 7.10 during any calendar year. In addition to any inspection provided hereunder, upon each request of the Owner Participant, Lessee will, at the sole cost and expense of the Owner Participant, make available to the Owner Participant an inspection in accordance with and of the kind contemplated by this Section 7.10, but solely for the purpose of a potential transfer of the Owner Participant's interest in the Aircraft.

SECTION 8.  RETURN OF THE AIRCRAFT.

     8.1. RETURN. Upon the termination of this Lease at the end of the Term (unless there has been an Event of Loss with respect to the Aircraft or unless Lessee exercises its option to purchase the Aircraft) or upon Lessor's exercise of its remedies pursuant to Section 15, Lessee shall, at its own cost and expense, return the Aircraft (including the Manuals and Technical

Records) to Lessor at a location in the continental United States on Lessee's regional jet route system where Lessee has appropriate maintenance and repair facilities specified by Lessor (the "Return Location") in compliance with the provisions of this Section 8. At the time of its return, the Aircraft shall be free and clear of all Liens, other than Lessor Liens, and Lessor and Lessee shall execute a return acceptance certificate (the "Return Acceptance Certificate") in substantially the form attached hereto as Exhibit F. Lessee shall execute and deliver to Lessor such instruments of release and termination of this Lease as to the Aircraft, in form suitable for recording at FAA and other public offices, as Lessor may reasonably request in order to make clear upon public records that the Aircraft is free and clear of all rights of Lessee therein, and shall authorize Lessor to date such instruments with the effective date of expiration or earlier cancellation or termination of the Term of this Lease as to the Aircraft. Lessor shall file such instruments at the expense of Lessee.

     8.2. RETURN OF OTHER ENGINES. In the event that any engine not owned by Lessor and leased to Lessee hereunder shall be delivered with the returned Airframe (a "Replacement Engine"), Lessee shall, concurrently with such delivery, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such Replacement Engine, in form and substance reasonably satisfactory to Lessor, and shall take such other action as Lessor may reasonably request with respect to the transfer of title thereof to Lessor. Upon transfer of title to Lessor, such Replacement Engine shall be deemed to be an Engine for all purposes hereof and thereupon Lessor shall transfer to Lessee, without any representation, warranty or recourse of any kind whatsoever, express or implied, except a warranty as to the absence of Lessor's Liens, all of Lessor's right, title, and interest in and to any Engine not installed on such Airframe at the time of the return thereof. A Replacement Engine shall be the same or improved make and model as the Engines and, in any event, both engines on the returned Airframe shall be of the same make and model. Any engine returned shall meet the requirements set forth in
Section 8.10, and shall be in the same or better condition and have the same or greater remaining value, utility and useful life as the replaced Engine, assuming that the replaced Engine was in such condition and repair and of the value, utility and useful life required by this Lease.

     8.3. CONDITION OF THE AIRCRAFT. The Aircraft, all Parts and components at the time of return to Lessor shall be in full compliance with all provisions of Exhibit H hereto.

     8.4.   INSPECTION; MAINTENANCE.

     (a) During the last six (6) months of the Term, upon not less than five days prior notice, Lessee will cooperate, in all reasonable respects, with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft and the records relating thereto at reasonable times, provided that such cooperation shall not interfere with the normal operation of the Aircraft by Lessee or any Permitted Sublessee.

     (b) With respect to the last maintenance check or shop visit for the Aircraft or any Engine, as the case may be, prior to the end of the Term, Lessee shall comply with any reasonable request of Lessor in regard thereto, including a request by Lessor to change the scope of work to be performed; provided, however, Lessor shall be responsible for any incremental cost resulting directly from any such request to change or otherwise alter the scope of work beyond that which would otherwise be required to be performed under this Lease during such maintenance check or shop visit, as the case may be, and Lessee shall not be obligated to pay Rent for any additional time after the Term that is attributable to the time required to perform such work.

     8.5. ACCEPTANCE. Upon satisfactory completion of the operational check flight(s), if any, and after Lessee has corrected the Discrepancies as required to comply with this Section 8, the Aircraft shall be technically accepted by Lessor's representatives at the Return Location. Such technical acceptance shall be evidenced by the execution and delivery of a Return Acceptance Certificate in substantially the form of Exhibit F hereto. Subject to Section 8.6, Lessor hereby agrees that such acceptance of the Aircraft by Lessor or Lessor's representatives shall, without further act, irrevocably constitute acceptance of the redelivery of the Aircraft.

     8.6. EXTENSION OF TERM DUE FOR DISCREPANCY CORRECTION. Should redelivery of the Aircraft and the Manuals and Technical Records from Lessee to Lessor be delayed (which delay shall be deemed to have occurred until Lessee shall have complied with all of the return conditions set forth in this Section 8 with respect to the Aircraft) beyond the date required by the terms of this Lease for any reason other than as specified in Section 8.4, all of Lessee's obligations under this Lease with respect to the Aircraft will remain in full force and effect, including, without limitation, the obligation to pay Rent (including Basic Rent at the greater of Fair Market Rental Value or the average Basic Rent paid by Lessee during the Basic Term) hereunder with respect to the Aircraft. If the condition of the Aircraft and the Manuals and Technical Records do not comply with this Section 8 and Exhibit H, Lessee will, at its sole cost and expense, diligently proceed to rectify any defect or non-compliance as promptly as practicable (and in any event within thirty (30) days) to Lessor's reasonable satisfaction; and the Term will be automatically extended and this Lease will remain in full force and effect as provided above with respect to the Aircraft until the date on which such defect or non-compliance has been so rectified; provided, however, that if Lessee is unable to complete such rectification within such 30-day period despite having diligently attempted to do so and Lessee promptly notifies Lessor of such inability, the 30-day period shall be extended for so long as necessary to complete such rectification, up to a maximum of 60 additional days (the "Rectification Period"). If Lessee shall not have rectified any such defect or non-compliance within the Rectification Period, Lessee shall, upon Lessor's request given on or after the expiration of such period, redeliver the Aircraft and the Manuals and Technical Records to Lessor and Lessor shall, at Lessee's sole expense, diligently proceed to rectify such defect or non-compliance to Lessor's reasonable satisfaction and the applicable Term will be automatically extended and this Lease will remain in full force and effect as provided in this Section 8.6 until the date on which such defect or non-compliance has been so rectified.

     8.7. OWNERSHIP. Any documents, equipment and any other items returned to Lessor pursuant to this Section 8 that are not already owned by Lessor shall thereupon become the property of Lessor.

     8.8. DISPUTES REGARDING RETURN CONDITION. Any dispute between Lessor and Lessee regarding the condition of the Airframe or any Engine arising under this
Section 8 or Exhibit H shall be referred to an aviation auditing firm selected by Lessor and Lessee. Lessee shall bear the cost of such aviation auditing firm. The parties will use commercially reasonable efforts to obtain a final resolution of the dispute under the foregoing procedures within 30 days following the date on which the dispute arises.

     8.9. STORAGE. Following return of the Aircraft, Lessee shall, at Lessor's written request, assist Lessor in arranging storage for the Aircraft (which may be outdoors) at the Return Location for a period not exceeding 60 days. Such storage shall be at Lessor's sole cost and expense (not to exceed Lessee's actual cost); provided, however, that if such termination occurs as a result of an Event of Default, such storage shall be for up to 180 days at Lessee's cost. Lessor shall, at its sole cost and expense, maintain in effect during such storage period insurance covering the Aircraft, in such amounts and against such risks as would be customarily carried in similar circumstances by a reasonably prudent Lessor; provided, however, that if such termination occurs as a result of an Event of Default, Lessee shall reimburse Lessor upon demand for the cost of such insurance and shall cooperate with Lessor in obtaining such insurance.

SECTION 9.  LIENS.

     9.1. PERMITTED LIENS. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, any Engine, any Part, title thereto or any interest therein or in this Lease, except (i) the rights of Lessor as owner of the Aircraft, (ii) the respective rights of Lessor and Lessee as provided herein, (iii) the rights of others under agreements or arrangements to the extent permitted by the terms of Section 7.5 and Section 7.8(b)(iii) hereof, (iv) Lessor Liens, (v) Liens for Taxes of Lessee (or, if any Permitted Sublease is then in effect, the sublessee) not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture, loss or loss of use of the Airframe or any Engine or interest therein or any risk of material liability (other than for payment of the amount), or any risk of criminal penalties being imposed on any Indemnitee and so long as adequate reserves therefor have been established, (vi) materialmen's, mechanic's, workmen's, repairmen's, employees, or other like liens arising in the ordinary course of Lessee's (or, if a Permitted Sublease is then in effect, the sublessee's) business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture, loss or loss of use of the Airframe or any Engine or any interest therein, or any risk of material liability (other than for payment of the amount), or any risk of criminal penalties being imposed on any Indemnitee and so long as adequate reserves therefor have been established, (vii) any Lien arising out of a judgment or award against Lessee, (or if a Permitted Sublease is in effect, the sublessee) unless the judgment secured is not within 30 days after the entry thereof discharged, vacated or reversed, or the execution thereof stayed pending appeal, and (viii) any Lien with respect to which Lessee (or, if any Permitted Sublease is then in effect, the sublessee) shall have provided a bond adequate in the reasonable opinion of Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

SECTION 10. LOSS, DESTRUCTION, REQUISITION, ETC.

10.1.  EVENT OF LOSS WITH RESPECT TO THE AIRCRAFT.

       (a) Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall promptly, and in any event, within three (3) days after such occurrence, give Lessor written notice of such Event of Loss. After an Event of Loss and until receipt by Lessor of the Stipulated Loss Value and all other amounts due under the Lease, Lessee shall continue to pay Basic Rent and the parties shall perform all of their other obligations under the Lease that remain possible of performance taking into consideration the Event of Loss. Lessee shall, within 45 days after such occurrence, give Lessor written notice of its election to perform one of the following options (it being agreed that if Lessee has not have given Lessor notice of such election, Lessee shall be deemed to have elected the option described in clause (ii) below):

       (i) provide that no Notified Default has occurred and is continuing and subject to the satisfaction of the conditions contained in Section 10(c), on a date not more than 150 days after the occurrence of the Event of Loss (or, if earlier, the last day of the Term), convey or cause to be conveyed to Lessor, and to be leased by Lessee hereunder in replacement of the Airframe and Engines with respect to which the Event of Loss occurred, a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a remaining useful life, estimated residual value, value and utility at least equal to the Airframe and Engines, if any, so replaced (assuming that such Airframe and Engines were in the condition and repair required by the terms hereof) and to be an airframe that is the same make and model as the Airframe to be replaced thereby, or an improved make and model, and such Replacement Engines to be covered by a Power-by-the-Hour Agreement satisfactory to Lessor if the Aircraft was subject to a Power-by-the-Hour Agreement at the time of the Event of Loss; provided that, if Lessee has not performed its obligation to effect such replacement under this clause (i) during the 150-day period provided herein (or, if earlier, the last day of the Term), it shall give Lessor notice to such effect upon or before the expiration of such period and shall promptly pay on the third Business Day after the date of such notice to Lessor (or, if earlier, the last day of the Term), in immediately-available funds, the amount specified in clause (ii) below; or

       (ii) pay to Lessor on the earlier to occur of the third Business Day following the date of receipt of insurance proceeds in respect of the Event of Loss or ninety (90) days following the date of the Event of Loss, the sum of (i) any amounts then accrued under this Lease (including Basic Rent due and payable hereunder), plus (ii) the Stipulated Loss Value of the Aircraft computed as of the Rent Payment Date next following the date on which the Event of Loss occurred, plus (iii) any Supplemental Rent and other amounts otherwise due and payable under the Operative Documents, plus (iv) any reasonable expenses and costs incurred in connection with such Event of Loss by Lessor, minus (v) any prepaid Rent attributable to the period following the date of such payment.

       (b) In the event that Lessee has provided a Replacement Aircraft as provided in Section 10(a)(i) hereof, (i) this Lease shall continue with respect to such Replacement Aircraft as though no Event of Loss had occurred; (ii) Lessor shall, at the expense of Lessee, convey to Lessee "as-is, where-is", without recourse or warranty except for a warranty against Lessor's Liens, all right, title and interest of Lessor in and to the Airframe and the Engine or Engines, if any, installed on the Airframe upon the occurrence of the Event of Loss by executing and delivering to Lessee such bills of sale and other documents and instruments as Lessee may reasonably request to evidence such conveyance; (iii) Lessor shall, at the request and expense of Lessee, to the extent assignable, assign to Lessee all claims it may have against any other Person arising from the Event of Loss (other than with respect to any insurance maintained by Lessor, the Owner Participant or their Affiliates); and (iv) provided no Notified Default has occurred and is continuing, Lessee shall be entitled to receive all insurance proceeds and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any interest thereon, to the extent not previously applied to the purchase price of the Replacement Aircraft.

       (c)  Lessee's right to substitute a Replacement Aircraft as provided in
Section 10(a)(i) shall be subject to the fulfillment, as Lessee's sole cost and expense, in addition to the conditions continued in Section 10(a)(i), of the following conditions precedent:

            (i) On the date of delivery of the Replacement Aircraft to Lessor (such date being referred to in this Section 10(c) as the "Replacement Closing Date"), no Notified Default shall have occurred and be continuing;

            (ii) On the Replacement Closing Date, the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each such document (or, in the case of the FAA Bill of Sale, a photocopy thereof) shall have been delivered to Lessor:

                   (A) a Lease Supplement covering the Replacement Aircraft, which has been duly filed for recordation with the FAA;

                   (B) an FAA Bill of Sale covering the Replacement Aircraft, executed by the owner thereof in favor of Lessor, and dated the Replacement Closing Date;

                   (C) a full warranty (as to title) bill of sale, in form and substance satisfactory to Lessor, covering the Replacement Aircraft, executed by the owner thereof in favor of Lessor, dated the Replacement Closing Date;

                   (D) an assignment of manufacturer's and vendor's warranties with respect to the Replacement Aircraft;

                   (E) an assignment of any Power-by-the-Hour Agreement with respect to the Replacement Engines;

                   (F) an acknowledgement from Embraer in form and substance satisfactory to Lessor that Lessor has all of the benefits of the Residual Value Guaranty with respect to the Replacement Aircraft;

            (iii) On or before the Replacement Closing Date, Lessor shall have received such documents and evidence with respect to Lessee (including, without limitation, a certificate of a Responsible Officer regarding the particulars of the Replacement Aircraft and its compliance with the terms of this Lease), or the owner of the Replacement Aircraft, as Lessor may reasonably request in order to establish the consummation of the transaction contemplated by Section 10(a)(i) and this Section 10(c), the taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this
Section 10(c), in each case in form and substance reasonably satisfactory to Lessor;

            (iv) Lessor shall have received satisfactory evidence as to the compliance with Section 11 hereof with respect to the Replacement Aircraft;

            (v) On the Replacement Closing Date, (A) Lessor shall receive good title to the Replacement Aircraft free and clear of Liens, other than Lessor Liens, (B) the Replacement Aircraft shall have been duly certified by the FAA as to type and airworthiness in accordance with the terms of this Lease, and
(C) application for registration of the Replacement Aircraft shall have been duly made with the FAA;

            (vi) Lessor shall have received an appraisal reasonably satisfactory to it with respect to the Replacement Aircraft; and

            (vii) Lessor, shall have received (A) an opinion of counsel to Lessee, reasonably satisfactory in form and substance to Lessor, to the effect that (x) the Replacement Aircraft is free and clear of all Liens other than Lessor Liens, (y) the bill of sale referred to in Section 10(c)(ii)(C) constitutes an effective instrument for conveying title to the Replacement Airframe and Replacement Engines, if any, to Lessor, and (z) all documents executed and delivered by Lessee pursuant to this Section 10(c) have been duly authorized executed and delivered by Lessee and constitute legal, valid and binding obligations of, and are enforceable against, Lessee in accordance with their respective terms, that no further action is necessary or advisable in order to establish and perfect the title of Lessor in the Replacement Aircraft and as to such other matters as Lessor may reasonably request; (B) an opinion of qualified FAA counsel (or counsel in such jurisdiction outside of the United States where the Aircraft may be registered) as to, in the case of FAA counsel, the due recordation of the Lease Supplement and all other documents or instruments the recordation of which is necessary to perfect and protect the rights of Lessor in the Replacement Aircraft or, in the case of counsel in another jurisdiction, the taking of all action necessary in such jurisdiction for such purposes; and (C) an opinion of tax counsel selected by Lessor and reasonably satisfactory to Lessee to the effect that such substitution will not result in adverse tax consequences to Lessor or Owner Participant that are not indemnified by the Lessee under the Tax Indemnity Agreement, and evidence that Lessee has made provision for any such indemnification obligation under the Tax Indemnity Agreement in a manner satisfactory to Lessor.

       10.2. TERMINATION UPON PAYMENT. At such time as Lessor shall have received all amounts specified Section 10.1(a)(ii) hereof, (a) the obligation of Lessee to pay succeeding installments of Basic Rent shall cease to accrue, (b) the Term shall terminate, (c) Lessor shall transfer to or at the direction of Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee), without recourse or warranty (except as to the absence of Lessor Liens), all of Lessor's right, title and interest in and to the Airframe and any Engines subject to such Event of Loss, as well as any Engines not subject to such Event of Loss, and furnish to or at the direction of Lessee (or, if any Permitted Sublease is then in effect, the sublessee) a warranty (as to the absence of Lessor Liens only) bill of sale and an FAA bill of sale evidencing such transfer, and (d) Lessee (or, if any Permitted Sublease is then in effect, the sublessee) shall be subrogated to all claims of Lessor, if any, against third parties, for damage to or loss of the Airframe and any Engines which were subject to such Event of Loss (other than with respect to insurance maintained by Lessor, the Owner Participant or their Affiliates).

       10.3. EVENT OF LOSS WITH RESPECT TO AN ENGINE. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances not involving an Event of Loss with respect to the Airframe, Lessee (or, if any Permitted Sublease is then in effect, the sublessee) shall promptly (and in any event, not later than 15 days after such occurrence) give Lessor written notice thereof and shall, within 60 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor as replacement for the Engine with respect to which such Event of Loss occurred, title to another engine of the same or improved type as the Engine (or an equivalent or improved engine of the same manufacturer and suitable for installation and use on the Airframe and compatible with the other Engine leased hereunder), covered by the same Power-by-the-Hour Agreement as the other Engine if the other Engine is subject to a Power-by-the-Hour Agreement and having a value, utility and remaining economic useful life at least equal to, and in as good operating condition as, the Engine with respect to which such Event of Loss occurred (assuming that such Engine was of the value, utility and useful life and in such condition and repair as required by the terms of this Lease immediately prior to such Event of
Loss) and free and clear of all Liens (other than Permitted Liens, which engine may upon its transfer to Lessor become subject to any and all Permitted Liens). Prior to any such conveyance,

Lessee (or, if any Permitted Sublease is then in effect, the sublessee), shall, at its own expense, (a) furnish Lessor with a full warranty bill of sale and a FAA bill of sale, in form and substance reasonably satisfactory to Lessor, evidencing such transfer of title, (b) cause a Lease Supplement to be duly executed by Lessee and filed for recording pursuant to the Transportation Act or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, (c) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 with respect to such substituted property as Lessor may reasonably request, (d) at Lessor's request, furnish an appraisal of an independent appraiser selected by Lessor in form and substance reasonably satisfactory to Lessor evidencing compliance with the requirements as to value, utility and remaining economic useful life of the substitute engine, (e) provide opinions in form and substance reasonably satisfactory to Lessor of counsel reasonably acceptable to Lessor to the same effect as set forth in Section 10(c)(vii) hereof, (f) assign to Lessor the benefit of all assignable manufacturer's and vendor's warranties with respect to the replacement engine, and (g) assign to Lessor any Power-by-the-Hour Agreement with respect to the Replacement Engine. Lessor shall transfer to or at the direction of Lessee without recourse or warranty, except as to absence of Lessor Liens, all of Lessor's right, title and interest, if any, in and to (i) the Engine with respect to which such Event of Loss occurred by furnishing to or at the direction of Lessee a warranty (as to the absence of Lessor Liens only) bill of sale and an FAA bill of sale evidencing such transfer and (ii) all claims, if any, against third parties, for damage to or loss of the Engine subject to such Event of Loss (other than with respect to insurance maintained by Lessor, the Owner Participant or their Affiliates), and such Engine shall thereupon cease to be an Engine leased hereunder. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an Engine. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this Section 10.3 shall result in any reduction in Basic Rent.

       10.4. APPLICATION OF PAYMENTS FROM GOVERNMENTAL AUTHORITIES FOR REQUISITION OF TITLE, ETC. Provided no Notified Default has occurred and is continuing, any payments (other than insurance proceeds, the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other person with respect to an Event of Loss resulting from the theft, disappearance, condemnation, confiscation or seizure of, or requisition of title to or use of, the Airframe or any Engine, other than a requisition for use (but not of title) by the United States Government or other government of registry of the Aircraft or under which the Aircraft is based or any instrumentality or agency of any thereof not constituting an Event of Loss, shall be applied as follows:

       (a) If payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (i) if such property has not been replaced pursuant to the provisions hereof, after reimbursement of Lessor for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value and other amounts required to be paid by Lessee to Lessor pursuant to Section 10.1 hereof shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and any other amounts not already paid by Lessee, or, to the extent already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and such other amounts, and the balance, if any, of such payments remaining thereafter shall be paid to Lessor; or (ii) if such property has been replaced pursuant to the provisions hereof, after reimbursement of Lessor for reasonable costs and expenses, such payments shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed or concurrently therewith, shall perform, its obligations under
Section 10.1 with respect to the Event of Loss.

       (b) If such payments are received with respect to an Engine under circumstances contemplated by Section 10.3 hereof, so much of such payments remaining after reimbursement of Lessor for reasonable costs and expenses shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith shall perform, its obligations under
Section 10.2 with respect to the Event of Loss for which such payments are made.

       (c) If a Notified Default has occurred and is continuing, all payments shall be paid over to Lessor or held for the account of Lessor until such time as the Event of Default has been cured.

       10.5. REQUISITION FOR USE OF THE AIRCRAFT BY THE UNITED STATES GOVERNMENT. In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States government or any instrumentality or agency of any thereof which is backed by the full faith and credit of the United States government, Lessee shall promptly notify Lessor of such requisition, and all of Lessee's obligations under this Lease with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred. All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any sublessee) unless a Notified Default has occurred and is continuing; and all payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor.

       10.6. REQUISITION FOR USE OF AN ENGINE BY THE UNITED STATES GOVERNMENT. In the event of the requisition for use of an Engine (but not the Airframe) by the United States government or any agency or instrumentality of any thereof which is backed by the full faith and credit of the United States government, Lessee shall replace such Engine hereunder by complying (or causing any sublessee to comply) with the terms of Section 10.3 to the same extent as if an Event of Loss had occurred with respect thereto, and, upon compliance with
Section 10.3 hereof, unless a Notified Default has occurred and is continuing any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessee.

       10.7. REPAIRABLE DAMAGE; USE OF INSURANCE PROCEEDS. In the event of repairable damage to the Aircraft or any of the Engines, or of any Event of Loss with respect to an Engine when no Event of Loss has occurred with respect to the Airframe, Lessor shall forthwith, provided that no Notified Default has occurred and is continuing, either pay any insurance proceeds received by it to Lessee (or, if any Permitted Sublease is then in effect, the sublessee) upon Lessee's furnishing evidence to Lessor that such damage has been repaired in accordance with the provisions of this Lease or is undergoing repair such that the condition of the Aircraft shall be at least equivalent to its condition immediately prior to the event of damage as if such event had not occurred, or, in the case of an Event of Loss with respect to an Engine when no Event of Loss has occurred with respect to the Airframe equipped with such Engine, utilize the relevant insurance proceeds in the purchase of a Replacement Engine (or to reimburse Lessee for amounts paid by Lessee to purchase a Replacement Engine, as the case may be).

SECTION 11. INSURANCE.

    11.1. INSURANCE REQUIREMENTS. On or before the Delivery Date and throughout the Term, Lessee shall, without cost or expense to Lessor, obtain, maintain and keep in full force and effect the following insurance coverage with respect to the Aircraft, carried with insurers of recognized responsibility acceptable to
Lessor:

    (a) All-risk aircraft hull, ground, taxiing and flight insurance on the Aircraft and all-risk coverage of Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components, in an amount not less than the Stipulated Loss Value in effect from time to time. Such hull insurance shall cover Engines or engines and Parts temporarily removed from the Airframes and any engines or parts temporarily installed on the Airframes in an aggregate amount not less than their replacement cost.

    (b) In the event that the Aircraft is operated outside the United States or Canada, war risk and allied perils insurance on the Aircraft in an amount not less than the Stipulated Loss Value in effect from time to time and covering the perils of:

           (i) war, invasion, acts of foreign enemies, hostilities (whether or not war is declared), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power;

           (ii)    strikes, riots, civil commotions or labor disturbances;

           (iii) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage therefrom is accidental or intentional;

           (iv)    any malicious act or act of sabotage;

           (v) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition of title or use by or under the order of any government (whether civil, military or de facto) or public or local authority, including the government or any public or local authority of the country where the Aircraft is registered or based; and

           (vi) hijacking or any unlawful seizure or wrongful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of Lessee.

    (c) Comprehensive aircraft and general liability insurance for a combined single limit of not less than $300,000,000 per occurrence, which shall include public liability insurance, passenger legal liability insurance, bodily injury liability insurance, general third party liability insurance (including products legal liability, but excluding manufacturer's product liability insurance), cargo liability insurance and property damage liability insurance.

    11.2   ADDITIONAL REQUIREMENTS; LOSS PAYMENT. The insurance required under
Section 11.1 shall be provided on an agreed-value basis, and the policies shall:

           (a) with respect to all-risk hull, ground, taxiing, and war risk and allied perils insurance, name Lessor as sole loss payee and, with respect to aircraft and general liability insurance, name Lessor, Owner Participant, their respective Affiliates and successors, and their respective directors, officers, employees, servants and agents as additional insureds (the "Additional Insureds");

           (b) provide that the insurance shall not be invalidated by any action or inaction by Lessee or any Person and shall insure the interests of Lessor and the Additional Insureds regardless of any breach or violation by Lessee or any Person of any warranty, declaration or condition contained in such policies;

           (c) provide that the insurers shall waive any right of subrogation against each Additional Insured (and, if any Permitted Sublease shall then be in effect, Lessee in its capacity as sublessor under such Permitted Sublease);

           (d) provide that the liability of the insurers shall not be affected by any other insurance which may be available to or carried by any Additional Insured (or Lessee in its capacity as sublessor under any Permitted Sublease that shall then be in effect) so as to reduce the amount payable to Lessor or an Additional Insured;

           (e) extend to the indemnification provided in Section 12.1 hereof, to the extent that such indemnification is insurable under Lessee's liability policy;

           (f) be of the type usually carried for aircraft similar to the Aircraft and covering risks of the kind customarily insured against by commercial airline companies that are engaged in the same type of scheduled airline business in the United States as Lessee;

           (g) be primary and without right of contribution from other insurance which may be available to or carried by any Additional Insured (or by Lessee in its capacity as sublessor);

           (h) provide that Lessor shall have no liability for premiums, commissions, calls or assessments with respect to such policies;

           (i) provide in the case of the insurance required by Sections 11.1(a)-(b) that (A) so long as no Notified Default has occurred and is continuing, if the amount of proceeds is less than Five Hundred Thousand ($500,000), such proceeds shall be payable to Lessee (or, if a Permitted Sublease is then in effect, the sublessee); and (B) if the amount of proceeds equals or exceeds Five Hundred Thousand Dollars ($500,000) or the proceeds are in respect of an Event of Loss with respect to the Airframe, such proceeds shall be payable to Lessor; and (C) if a Notified Default has occurred and is continuing, any loss, regardless of the amount, shall be payable to Lessor and held by Lessor for so long as such Notified Default is continuing, as security for the obligations of Lessee hereunder;

           (j) provide that if the insurers cancel such insurance, or any part thereof, or any such insurance lapses for any reason whatsoever, or if any material change is made in such insurance which adversely affects the interests of Lessor, such cancellation or change shall not be effective as to Lessor for thirty (30) days (seven (7) days, in the case of war risk and allied perils coverage) after receipt by Lessor of written notice by such insurers;

           (k) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if a separate policy covered each insured;

           (l) include a United States service of suit clause with respect to insurers not domiciled within the United States;

           (m) be effective with respect to both domestic and international operations; and

           (n) contain a waiver of any right of the insurers to any set-off or counterclaim or any other deduction (whether by attachment or otherwise) in respect of any liability of or against Lessee or Lessor (including for the payment of premiums);

           (o) in the case of war risk and allied perils insurance, contain a "50-50 provision" endorsement that provides that where a loss occurs and it is not clear whether the loss is covered under the hull or war-risk coverage, the underwriters of each policy shall each fund 50% of the adjusted loss until such time as the cause of the loss is determined; and

           (p) provide that all losses in excess of $500,000 shall be adjusted by Lessor. Lessor shall keep Lessee fully informed of, and shall consult in good faith with Lessee regarding, all matters and developments relating to any such adjustment.

    11.3. APPLICATION OF HULL INSURANCE PROCEEDS. As between Lessor and Lessee, any payments received by Lessor under policies of insurance required to be maintained by Lessee pursuant to Sections 11.1(a) or (b), shall, except as provided in Section 11.2(i), be applied as follows provided no Notified Default has occurred and is continuing (for so long as a Notified Default has occurred and is continuing, all payments shall be held by Lessor as security for Lessee's obligations under this Lease and if Lessor has exercised its remedies pursuant to Section 15 hereof, applied against Lessee's obligations hereunder):

           (a) If such payments are received by Lessor with respect to loss or damage (including an Event of Loss with respect to an Engine) not constituting an Event of Loss with respect to an Airframe, so much of such payments remaining after reimbursement of Lessor for reasonable costs and expenses shall be paid over to Lessee upon Lessee's performance of its repair or replacement obligations under this Lease pursuant to Section 10.7 hereof.

           (b) If such payments are received by Lessor with respect to an Event of Loss with respect to the Airframe, so much of such payments remaining after reimbursement of Lessor for reasonable costs and expenses as shall not exceed the Stipulated Loss Value shall be applied in reduction of Lessee's obligation to pay such amount to the extent not already paid by Lessee, and to reimburse Lessee to the extent it shall have paid all or part of such amount, and the balance, if any, of such payments shall be paid over to Lessee.

           (c) Notwithstanding the foregoing, if such payments are received with respect to the Airframe or the Airframe and Engines or engines installed on such Airframe and the Airframe has been or is being replaced by Lessee, so much of such payments remaining after reimbursement of Lessor for reasonable costs and expenses shall be paid over to Lessor, and upon completion of (or, if requested by Lessee, simultaneously with) such replacement be paid over to Lessee.

    11.4. INSURANCE FOR OWN ACCOUNT. Nothing in this Section 11 shall prohibit Lessor from obtaining insurance for its own account and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained that would limit or otherwise adversely affect the coverage or payment of any insurance required to be obtained or maintained pursuant to this Section 11.

    11.5. REPORTS. Lessee shall furnish or cause to be furnished to Lessor not later than the Delivery Date and at least annually thereafter on or before the renewal dates of Lessee's (or, if any Permitted Sublease is then in effect, the sublessee's) relevant insurance policies, a report signed by Lessee's (or, if any Permitted Sublease is then in effect, the sublessee's) independent firm of insurance brokers reasonably satisfactory to Lessor stating the opinion of such firm that the insurance coverage then carried and maintained on the Aircraft complies with the terms hereof and describing in reasonable detail the insurance coverage then carried and maintained with respect to the Aircraft, including, without limitation, a list of insurers, the quota share (if more than one insurer) for each insurer, the policy numbers, and the policy expiration dates.

Lessee shall (and shall cause any sublessee to) during the Term furnish to Lessor evidence of renewal of the insurance policies required pursuant to this
Section 11 prior to the cancellation, lapse or expiration of such insurance policies. Lessee shall cause its insurance brokers to undertake to advise Lessor in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee of which they have knowledge which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft. Lessee shall also cause the insurer to advise Lessor in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on the Aircraft pursuant to Section 11.1. In the event that Lessee (or, if any Permitted Sublease is in effect, the sublessee) fails to maintain or cause to be maintained insurance as herein provided, Lessor may at its sole option, but shall be under no duty to, provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, as Supplemental Rent, for the cost thereof; provided, however, that no exercise by Lessor of such option shall affect the provisions of this Lease, including the provisions that failure by Lessee to maintain the required insurance shall constitute an Event of Default.

    11.6. SELF-INSURANCE; DEDUCTIBLES. Lessee shall have the right to self-insure by way of deductible, premium adjustment or otherwise, but in no case shall the aggregate amount of self-insurance with respect to all of the aircraft in the Lessee's fleet (including, without limitation, the Aircraft) exceed during any policy year the lesser of (i) [*] of the highest replacement value of any one aircraft in the Lessee's fleet or (ii) [*], increased by any increase in the Consumer Price Index - All Urban Consumers - U.S. All Items from the date hereof through the date of determination, using the base year immediately preceding the Delivery Date. In no case shall the amount of self-insurance (including deductibles) during any policy year with respect to the Aircraft exceed [*] unless Lessee provides a report from an independent firm of insurance brokers reasonably satisfactory to Lessor confirming that any higher deductible amount maintained by Lessee does not exceed the amount maintained by similar U.S. airlines operating similar equipment under a program applicable to all aircraft in Lessee's fleet; provided that in such case there shall be no other self-insurance with respect to the Aircraft other than such deductible.

SECTION 12.  INDEMNITIES.

    12.1   GENERAL INDEMNIFICATION.

    (a) Lessee hereby assumes liability for, and does hereby agree, and shall require any sublessee or assignee to agree, to indemnify, protect, save, defend, and hold harmless the Indemnitees from and against any and all obligations, fees, liabilities, losses, damages, claims, demands, actions, suits, judgments, costs and expenses, including reasonable legal expenses of every kind and nature whatsoever and whether or not indemnified by any other Person (collectively, "Expenses") imposed on, incurred or suffered by, or asserted against any Indemnitee, in any way relating to, based on or arising out of:

--------------------
* Confidential

           (i) the Operative Documents and any other document entered into in connection with this Lease or any sublease or transfer or any transactions contemplated hereby or thereby;

           (ii) the ordering, purchase, documentation, importation, exportation, acceptance or rejection, manufacture, construction, design, condition, modification, airworthiness, alteration, registration, fitness for use, merchantability, ownership, improvement, insuring, titling or retitling, registration or re-registration, licensing, financing, refinancing, delivery, non-delivery, control, transportation, testing, overhaul, repair, imposition of any Lien, leasing, re-leasing, possession, use, operation, maintenance, location, storage, removal, replacement, return, sale, abandonment, any transfer of any kind or other disposition of the Aircraft, or any portion thereof (including the Airframe and each Engine or any engine used with the Airframe), or otherwise in connection with or with respect to the transactions contemplated by the Operative Documents, whether or not such ordering, purchase, documentation, importation, exportation, acceptance or rejection, manufacture, construction, design, condition, modification, airworthiness, alteration, registration, fitness for use, merchantability, ownership, improving, insuring, titling or retitling, registration or re-registration, licensing, financing, refinancing, delivery, non-delivery, control, transportation, testing, overhaul, repair, imposition of any Lien, leasing, re-leasing, possession, use, operation, maintenance, location, storage, removal, replacement, return, sale, abandonment, any transfer of any kind or other disposition is in compliance with the terms of the Operative Documents, including, without limitation, any of such as may arise from (i) loss or damage, loss or harm to any property or death of or injury to any Person, (ii) patent or latent defects in the Aircraft or any portion thereof (whether or not discoverable), (iii) any claims based on strict liability in tort or otherwise, (iv) any claims based on patent, trademark or copyright infringement, and (v) any claims based on liability arising under any applicable environmental or noise or pollution control law or regulation;

           (iii) any breach or failure on the part of Lessee or any sublessee to perform, observe or comply with any of the terms of the Operative Documents, or the falsity or inaccuracy of any representation or warranty of Lessee under the Operative Documents or any other instrument or agreement executed in connection with this Lease which falsity has a material and adverse effect on the Indemnitee;

           (iv) the enforcement by Lessor of the terms of the Operative Documents; or

           (v)     the ongoing trustee fees of Lessor during the Term.

    (b)    Lessee agrees that any payment or indemnity pursuant to this Section
12.1 in respect of any Expenses shall be in an amount which, after deduction of all Taxes required to be paid by the recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the

United States or any international authority, shall be equal to the amount of such Expense. If any Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Lessee pursuant to this Section 12.1(b) and such savings is not otherwise taken into account in computing such payment or indemnity, such Indemnitee shall pay to Lessee an amount equal to the lesser of
(i) the amount of such tax savings realized, or (ii) the amount of all payments pursuant to Section 12.1(a) by Lessee to such Indemnitee (less any payments previously made by such Indemnitee to Lessee pursuant to this Section 12.1(b)).

    (c) Lessee shall give each Indemnitee prompt notice of any occurrence, event or condition known to Lessee as a consequence of which any Indemnitee may be entitled to indemnification hereunder. Lessee shall forthwith upon demand of any such Indemnitee reimburse such Indemnitee for reasonable expenses actually incurred by it in connection with any of the foregoing or pay such amounts directly.

    (d) Lessee shall be subrogated to an Indemnitee's rights in any matter with respect to which Lessee has actually reimbursed such Indemnitee for amounts expended by it or has actually paid such amounts directly pursuant to this
Section 12.1 (other than any claim against another Indemnitee or against any insurance maintained by an Indemnitee).

    (e) In case any action, suit or proceeding is brought against any Indemnitee in connection with any Expense indemnified against hereunder, such Indemnitee shall, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify Lessee thereof, enclosing a copy of all papers served upon such Indemnitee; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder, except to the extent that such failure precludes Lessee's ability to defend or resist such action. Lessee may, provided that Lessee has acknowledged in writing its responsibility for such Expense hereunder, and upon such Indemnitee's request shall, at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Lessee and reasonably satisfactory to such Indemnitee and in the event of any failure by Lessee to do so, Lessee shall pay all costs and expenses (including, without limitation, reasonable legal expenses, including but not limited to attorney's fees and expenses) incurred by such Indemnitee in connection with such action, suit or proceeding. Notwithstanding the foregoing, Lessee shall not be entitled to assume responsibility for or participate in or be consulted with respect to any action, suit or proceeding if (i) such proceeding will involve a material risk of the sale, forfeiture or loss of, or creation of any Lien on, the Aircraft or any part thereof unless in such event Lessee shall have posted a bond or other security reasonably satisfactory to the affected Indemnitees in respect of such risk, or (ii) such action, suit or proceeding could, in the good faith opinion of the Indemnitee, entail any risk of criminal liability, or (iii) in the written opinion of counsel to the Indemnitee, an actual or potential conflict of interest exists and it is advisable for such Indemnitee and Lessee to be represented by separate counsel. In all cases in which Lessee is entitled to and has assumed the defense of a claim, the Indemnitee may participate at its own expense with its own counsel in any action, suit or proceeding defended by counsel selected by Lessee pursuant to the preceding provisions.

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

    (f) Provided that no Event of Default has occurred and is continuing, no Indemnitee shall enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee so long as (i) Lessee has agreed in a writing acceptable to such Indemnitee that Lessee is liable to such Indemnitee for such Expense hereunder, and (ii) Lessee has provided such evidence, certifications and assurances as such Indemnitee may reasonably request that Lessee has the ability to promptly pay any such Expense in full.

    (g) Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from Lessee pursuant to any provision of this Agreement may proceed directly against Lessee without first seeking to enforce any other right of indemnification.

    (h) The obligations of Lessee under this Section 12.1 shall survive the expiration or earlier termination of this Lease.

    12.2.  EXCEPTIONS TO GENERAL INDEMNIFICATION. The indemnity provided for in
Section 12.1 shall not extend to Expenses of an Indemnitee arising out of or resulting from, or which would not have been incurred but for, one or more of the following:

               (i) the inaccuracy or breach of any representation or warranty made by Lessor or the failure of Lessor to perform its obligations under this Lease;

               (ii) the gross negligence or willful misconduct of such Indemnitee (other than gross negligence or willful misconduct imputed to such Indemnitee by reason of its interest in the Aircraft);

               (iii) a voluntary disposition by Lessor of all or any part of its interest in the Aircraft, the Airframe or any Engine or Part or in this Lease other than any such disposition occurring after an Event of Default or a Default under Section 14(a)(v) has occurred and is continuing;

               (iv) acts or events that occurred or failed to occur after the expiration of the Term and the return of possession of the Aircraft to Lessor in accordance with the terms of this Lease;

               (v) the failure of any Indemnitee to comply with any covenant, or the breach of any covenant made by an Indemnitee;

               (vi)   expenses which relate to a Lessor Lien;

               (vii) any Taxes, it being understood that Lessee's liability for Taxes (other than the gross-up provided in Section 12.1) of an Indemnitee shall be exclusively as set forth in Section 12.3 and the Tax Indemnity Agreement; or

               (viii) costs or expenses which under the express terms of this Lease are required to be paid by Lessor or its transferees.

    12.3   GENERAL TAX INDEMNITY.

    (a) Lessee agrees, and shall require any Permitted Sublessee or assignee to agree, to pay, and indemnify, defend and hold harmless each Indemnitee from any and all Tax, howsoever imposed, whether levied or imposed upon or asserted against such Indemnitee, Lessee, the Aircraft, the Airframe or any Engine or Part by any federal, state or local government or taxing authority in the United States, or by any taxing authority, foreign government or governmental subdivision of a foreign country, or by any territory or possession of the United States or by any international authority, upon or with respect to (a) the Aircraft, the Airframe or any Engine or Part or any part thereof or any contract relating to the manufacture, construction, acquisition or delivery thereof, (b) the manufacture, construction, ordering, purchase, ownership, improvement, location, storage, transportation, delivery, re-delivery, non-delivery, acceptance, rejection, operation, leasing, re-leasing, possession, control, use, maintenance, replacement, repair, rebuilding, modification, insuring, registration, re-registration, de-registration, titling, licensing, inspection, financing, refinancing, documentation, importation, exportation, transfer of title, transfer of registration, imposition of any Lien (or the occurrence of any liability to refund or pay over any amount as a result of a Lien), return, abandonment, sale or other application or disposition thereof, (c) the rentals, receipts or earnings arising from the Aircraft, the Airframe or any Engine or Part, (d) the Operative Documents, including this Lease and the Lease Supplement and amendments and supplements hereto and thereto which have been approved by Lessee or the execution, delivery or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof, (e) any amount paid or payable pursuant to this Lease or any document related hereto or the property or the income or other proceeds with respect to the Aircraft, or upon the Rent payable by Lessee hereunder, or (f) otherwise with respect to or in connection with the transactions contemplated by this Lease. Lessee further agrees that any payment or indemnity pursuant to this Section 12.3 in respect of any Tax shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority, foreign government or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be sufficient to hold such recipient of the payment or indemnity harmless on an after-tax basis; provided, however, the amount of such additional payment or indemnity shall be reduced by the net reduction in Tax, if any, that may be realized by such recipient by reason of the payment or indemnity. For purposes of the foregoing, it shall be assumed that each Indemnitee is subject to tax at the highest marginal rate imposed on or measured by the income of corporations in each applicable taxing jurisdiction. With respect to any Tax in the nature of a withholding tax, Lessee shall comply with the requirements set forth in Section 12.10 hereof. All of the indemnities contained in this Section 12.3 shall continue in full force and effect notwithstanding the expiration or other termination of the Term.

    12.4.  EXCLUSIONS FROM GENERAL TAX INDEMNITY. The indemnity provided for in
Section 12.3 above shall not extend or apply to any circumstance described in any one or more of the following provisions:

               (a) any Income Tax imposed on an Indemnitee by (i) the United States federal government, (ii) any state or local government, (iii) any foreign government or any political subdivision or taxing authority thereof, (iv) any territory or possession of the United States, or (v) any international authority; provided, however, that such exclusion shall not apply to any Income Tax to the extent that such Income Tax (A) is imposed by any jurisdiction in which such Indemnitee would not be subject to Income Tax but for or as a result of (I) the operation, registration, location, presence, rental or use of the Aircraft, the Airframe, any Engine or any Part thereof, or
           (II) the place of organization or principal office or the activities of Lessee or any sublessee in such jurisdiction, and (B) exceeds the amount of Income Tax for which the Indemnitee would otherwise have been actually liable in the absence of the circumstances referred to in (I) and (II).

               (b) any Tax imposed on or with respect to an Indemnitee resulting from any voluntary transfer by such Indemnitee of any interest in the Aircraft, the Airframe, any Engine or any Part in a transaction, or any involuntary transfer of the Aircraft, the Airframe or any Engine or any Part in connection with any bankruptcy or similar proceeding for the relief of debtors in which such Indemnitee is the debtor or any foreclosure by a creditor of such Indemnitee with respect thereto, other than a transfer while an Event of Default or a Default under Section 14(a)(v) has occurred and is continuing;

               (c) any Tax imposed on or with respect to an Indemnitee resulting from such Indemnitee's gross negligence or willful misconduct.

               (d) any Tax attributable to the Aircraft that is imposed with respect to any period after the expiration of the Term and the return of possession of the Aircraft to Lessor in accordance with the terms of this Lease if no Event of Default is existing at the time of return;

               (e) any Tax imposed on or with respect to an assignee or successor of the interest of an Indemnitee to the extent that such Tax would not have been imposed on or with respect to the assignor Indemnitee;

               (f) Taxes imposed on the Owner Participant and indemnified under the Tax Indemnity Agreement;

               (g) any Taxes that would not be incurred but for the failure of an Indemnitee to exercise its contest rights as and to the extent required hereunder; or

               (h) the failure of any Indemnitee to file proper and timely reports or returns or to pay any taxes when due or to claim an applicable exemption, unless such failure is attributable to the failure of Lessee to provide all information required to be provided under the Lease.

    12.5. CONTESTS. If a taxing authority makes a written claim against an Indemnitee for any Tax with respect to which Lessee is required to indemnify hereunder, such Indemnitee shall promptly give Lessee written notice of such claim. An Indemnitee's failure to provide such notice to Lessee shall not diminish Lessee's obligations or such Indemnitee's rights hereunder except to the extent that such failure precludes Lessee's and such Indemnitee's ability to contest such Tax. If Lessee promptly (and, in any event, within 15 days of receipt of notice from the Indemnitee) requests the Indemnitee to do so, the Indemnitee shall, at Lessee's expense, contest (or, at the Indemnitee's option, require Lessee to contest in Lessee's name, if permitted by law) the validity, applicability or amount of any such Tax. The Indemnitee shall determine in its sole discretion the forum in which the contest of such Tax shall be pursued and whether such contest shall be by (i) resisting payment thereof, if lawful and practicable, (ii) not paying the same except under protest, if protest is necessary or advisable and proper, or (iii) if the payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings. If the Indemnitee determines that such contest shall be by the manner described in either of clauses (ii) or (iii) above, Lessee shall advance sufficient funds on an after-tax, interest-free basis to the Indemnitee to make the payment required. If an Indemnitee contests the validity, applicability or amount of any Tax hereunder, Lessee shall have the right to participate in such contest at its own expense, including the right to attend governmental or judicial conferences concerning such claim for Tax and the right to review and advise the Indemnitee as to all material written submissions to any governmental or other authority relating to the Tax for which indemnification is sought. Notwithstanding the foregoing, the Indemnitee shall only be required to contest (and Lessee shall only be permitted to contest) any Tax if (A) independent tax counsel selected by the Indemnitee is of the opinion that there is a reasonable basis for contesting the matter in question; (B) Lessee has acknowledged in writing its liability to indemnify the Indemnitee with respect to the Tax in question; (C) Lessee shall pay (and shall acknowledge in writing Lessee's liability to pay) the Indemnitee on demand for all reasonable costs and expenses incurred by such Indemnitee in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees (including fees associated with the Indemnitee's consultation with independent tax counsel as described herein), disbursements, penalties, interest and additions to tax); (D) the issue shall not be the same as an issue previously contested hereunder and decided adversely unless independent tax counsel selected by the Indemnitee is of the opinion that the applicable law has changed, and (E) the amount of Tax at issue exceeds $25,000. The Indemnitee shall not be required to appeal any judicial decision unless it receives an opinion of independent counsel selected by such Indemnitee to the effect that it is more likely than not that such appeal would be successful. Under no circumstances shall the Indemnitee be required to appeal a decision to or request a hearing by the United States Supreme Court. Nothing in this Section 12.5 shall require any Indemnitee to contest, or permit Lessee to contest, a claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under Section 12.3 with respect to such claim.

    12.6. SETTLEMENTS. If, in the course of exercising its contest rights on Lessee's behalf, an Indemnitee learns that a taxing authority asserting a claim for which indemnity is sought hereunder is willing to agree to a settlement of a claim, such Indemnitee shall notify Lessee of such settlement proposal ("Settlement Proposal"). If the Settlement Proposal is acceptable to Lessee, Lessee shall so notify such Indemnitee, provided that an Indemnitee shall not be obligated to agree to the Settlement Proposal if such Indemnitee releases Lessee from any additional obligations pursuant to Section 12.3 with respect to such tax claim and agrees that the amount of any indemnity payment under this Section
12.3 in respect of such tax claim which Lessee shall be required to pay to such Indemnitee shall not exceed the amount of such indemnity payment that would have been required if such Indemnitee had agreed to the Settlement Proposal. If Lessee declines the Settlement Proposal, Lessee shall notify Indemnitee in writing of the amount for which Lessee would be reasonably willing to settle such claim ("Lessee's Settlement Proposal"), and Indemnitee shall notify the taxing authority of Lessee's Settlement Proposal. If the taxing authority does not accept Lessee's Settlement Proposal, Indemnitee shall have the option of (i) rejecting the Settlement Proposal, (ii) requiring Lessee to assume full responsibility for the tax claim, or (iii) accepting the Settlement Proposal. In the case of the Lessee's acceptance of the Settlement Proposal, the amount of any indemnity payment determined under this Section 12.6 in respect of such tax claim that Lessee shall be required to pay shall not exceed the amount for which Lessee would have been willing to settle such tax claim.

    12.7. REPORTS. Lessee shall promptly notify Indemnitee of all reports or returns required to be made with respect to any Tax with respect to which Lessee is required to indemnify hereunder (provided, however, that this shall not be deemed to require Lessee to file Indemnitee's Income Tax returns), and will provide Indemnitee with all information necessary for the making and timely filing of such reports or returns by Indemnitee. If Indemnitee requests that any such reports or returns be prepared and filed by Lessee, Lessee shall prepare and file the same, if permitted by applicable law to do so, and if not so permitted, Lessee shall prepare such reports or returns for signature by Lessor, and shall forward the same, together with immediately available funds for payment of any Tax due, at least five Business Days in advance of the date such payment is to be made, unless payment of such Tax is being resisted in accordance with the provisions of Section 12.5.

    12.8. PAYMENT. Lessee shall pay any Tax directly to the appropriate taxing authority if legally permissible, unless such Tax is being contested or resisted in accordance with the provisions of Section 12.5, and upon demand of an Indemnitee shall pay such Tax and any other amounts due hereunder to such Indemnitee within five Business Days of such demand, but in no event shall any such payments be made less than three Business Days prior to the date the Tax to which any such payment hereunder relates is due (unless Lessee has not received such demand at least 15 Business Days prior to such date, in which case payment shall be made within five Business Days after receipt of such demand), in immediately available funds, unless such Tax is being resisted in accordance with the provisions of Section 12.5. Any such demand for payment from an Indemnitee shall specify in reasonable detail the payment and the facts upon which the right to payment is based. Each Indemnitee shall promptly forward to Lessee any correspondence, notice, bill or advice received by it concerning any Tax indemnified against hereunder unless such correspondence, notice, bill or advice also addresses issues unrelated to the transactions contemplated under this Lease (in which case, the unrelated issues shall be redacted). As soon as practicable after each payment by Lessee of any Tax indemnified against hereunder, Lessee shall furnish the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is reasonably acceptable to such Indemnitee. Lessee shall also furnish promptly upon request such data as any Indemnitee may reasonably require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction.

    12.9. REFUNDS. Upon receipt by an Indemnitee of a refund of any amounts paid by it in respect of any contested Tax which amounts were advanced to the Indemnitee by Lessee or otherwise paid by Lessee, such Indemnitee shall pay to Lessee the amount of such refund, together with any interest received by such Indemnitee on such refund that is fairly attributable to the amount and the period of such payment or advance by Lessee (net of any taxes payable with respect to the receipt or accrual of such interest by such Indemnitee); and, upon disallowance of any portion of such requested refund, Lessee shall forgive the related amount advanced to such Indemnitee with respect to the contested Tax, and such forgiveness shall be treated for purposes of this Agreement as a payment pursuant to Section 12.2.

    12.10. WITHHOLDING. Subject in all respects to the exceptions set forth in
Section 12.4, if Lessee is required at any time to deduct or withhold any Tax imposed by any taxing authority on any payment hereunder, Lessee shall immediately pay to Lessor or other affected Indemnitee such additional amounts (as Supplemental Rent) at such times as shall result in the net amount actually received by the Lessor or such other Indemnitee being, after taking into account
(i) the amount of such deduction or withholding and (ii) the amount of any Tax required to be paid by Lessor or such other Indemnitee by reason of any payments made by Lessee pursuant to this Section 12.10, equal to the full amount which would have been received by Lessor or such other Indemnitee had such deduction or withholding not been made and such additional Tax imposed, and shall ensure that the foregoing shall be free of expense to Lessor or such other Indemnitee for collection or other charges and shall pay to the relevant taxing authority within the period for payment permitted by applicable law the full amount of the deduction or withholding.

    12.11. INTEREST. Lessee shall pay to each Indemnitee upon demand, to the extent permitted by law, interest on the amount of any indemnity under this
Section 12 not paid when due at the Past Due Rate.

    12.12. SURVIVAL. The provisions of this Section 12 shall survive termination of this Lease.

SECTION 13. ASSIGNMENTS AND SUBLEASING.

    13.1. BY LESSEE. Except as specifically permitted under this Lease, Lessee shall not, without the prior written consent of Lessor, assign any of its rights in, to or under this Lease or the Lease Supplement, or sublease or otherwise transfer its interest in all or any part of the Aircraft and any assignment or transfer not permitted hereunder shall be void AB INITIO. No assignment, sublease or transfer shall in no way relieve Lessee from any obligation under this Lease, which shall be and remain primary obligations of Lessee. The rights of any sublessee under a Permitted Sublease shall be subject and subordinate to all the terms of this Lease (and the Permitted Sublease shall expressly so state). Each Permitted Sublease in excess of six (6) months by its term (including any renewal rights) shall be assigned to Lessor. Notwithstanding the foregoing, Lessee shall not sell all or substantially all of its assets or merge or consolidate with any other Person, without the consent of the Lessor; provided, however, that notwithstanding the foregoing, Lessee shall have the right, without the consent of Lessor, to merge with any Person, provided that
(A) immediately after any such transaction, no Event of Default has occurred and is continuing, and (B) such Person which is to be the transferee or surviving or acquiring corporation in such transaction (i) shall be duly organized and validly existing under the laws of the United States of America or a state thereof, or the District of Columbia, and a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15) of the Transportation Act, (ii) shall be a U.S. Air Carrier, (iii) shall have (unless Lessee is the survivor), by agreement in writing, which shall be in form and substance reasonably satisfactory to Lessor, expressly assumed the due and punctual payment of the Rent and other sums due and to become due under the Operative Documents and the due and punctual performance and observance of all the covenants and provisions of the Operative Documents, and (C) in all cases, the assignee or transferee of Lessee's assets or the survivor of the merger or consolidation has a tangible net worth at least equal to the greater of (x) Lessee's tangible net worth as of the date hereof and (iii) Lessee's tangible net worth as of the date preceding the sale, merger or consolidations.

    13.2. PERMITTED SUBLEASES. After the earlier to occur of the tenth anniversary of the Delivery Date or the termination of and failure to immediately replace any code share agreement applicable to the Aircraft, provided that no Notified Default has occurred and is continuing, Lessee may, during the Basic Term, with the prior consent of Lessor, such consent not to be unreasonably withheld or delayed, enter into a Permitted Sublease with respect to the Aircraft to any Permitted Sublessee if:

    (a) Lessee provides written notice to Lessor promptly after entering into any such Permitted Sublease; and

    (b) Lessee shall include in such Permitted Sublease appropriate provisions which (i) make such Permitted Sublease expressly subject and subordinate to all of the terms of this Lease, including the rights of Lessor to avoid such Permitted Sublease in the exercise of its rights to repossession of the Airframe and Engines hereunder and thereunder; (ii) expressly prohibit any further subleasing of the Airframe and Engines; (iii) require that the Airframe and Engines be maintained in accordance with a Maintenance Program; (iv) limit the term of such Permitted Sublease (including renewal rights) to a period not beyond the end of the Term, unless Lessee has then irrevocably committed to exercise a purchase or extension option in accordance with the terms hereof; (v) require that the Airframe and Engines be used in accordance with the limitations applicable to Lessee's possession and use provided in this Lease; (vi) shall include provisions for the maintenance, operation, possession and inspection of the Aircraft that are the same in all material respects as the applicable provisions of this Lease; and (vii) require insurance coverage to be maintained to at least the same extent as set forth in this Lease.

    13.3.  ASSIGNMENT BY LESSOR.

    (a) Lessor may voluntarily, at any time, upon ten Business Days prior written notice to Lessee, assign, sell or transfer, all, but not less than all of its right, title and interest in, to and under the Aircraft, this Lease and the Lease Supplement, to a single transferee either through assignment of its beneficial interest or through the sale or other transfer of all or substantially all of its assets or business, in either case only if the transferee (i) is a "citizen of the United States" as defined in the Transportation Code (or enters into a voting trust agreement , voting powers agreement or other similar arrangement in form and substance reasonably satisfactory to Lessee, it being agreed that the Trust Agreement is acceptable to Lessee), (ii) has a net worth of not less than $20,000,000 (or provides a guarantee of all of its obligations by an entity meeting such net worth requirement), (iii) assumes the obligations of Lessor in the transaction, and
(iv) is not, without the written consent of Lessee, an airline or an Affiliate thereof. The provision of this Section 13.3(a) shall not apply to any transfer or assignment if an Event of Default or a Default under Section 14(a)(v) has occurred and is continuing. Lessee agrees that upon any transfer pursuant to this Section 13.3(a), the transferor thereupon shall be relieved of all its obligations hereunder and the transferee shall succeed to all of Lessor's rights, interests and obligations under this Lease as though the transferee had been the Lessor hereunder.

    (b) Lessor may encumber the Aircraft or this Lease or assign its interest or any part thereof under this Lease to a lender as security for the purpose of financing its interest in the Aircraft and Lease. Such assignee shall not be required to perform any duty, covenant or condition required to be performed by Lessor under this Lease.

    (c)    Any assignment or encumbrance by Lessor pursuant to this Section
13.3 shall be subject to Lessee's rights hereunder. Lessee shall be under no obligation to any assignee except upon written notice of such assignment from Lessor. Upon written notice to Lessee of such assignment, Lessee agrees to pay Rent to the assignee in accordance with the instructions specified in such notice, and to give all notices which are required or permitted to be given by Lessee to Lessor hereunder to the Person(s) specified to receive the same in such written notice of assignment, and to otherwise comply with all notices, directions and demands which may be given by such assignee in accordance with the provisions of this Lease. Unless an Event of Default or a Default under Section 14(a)(v) has occurred and is continuing, Lessor shall pay all costs and expenses incurred in connection with any such transfer, assignment or encumbrance, including those of Lessee, unless such transfer, assignment or encumbrance is during the continuation of an Event of Default or a Default under Section 14(a)(v). Lessee agrees to cooperate in all reasonable respect in connection with Lessor's transfer or assignment of the Aircraft and this Lease or any interest therein, and agrees to promptly provide such acknowledgments, agreements, consents, estoppels or other documents as reasonably requested by Lessor in connection therewith and agrees to provide any information relating to the financial condition or business or operations of Lessee and such other information as Lessor may reasonably request.

SECTION 14.  EVENTS OF DEFAULT.

    (a) Each of the following events shall separately constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and each such Event of Default shall continue for so long as, but only for so long as, it shall not have been remedied:

           (i) Lessee shall fail to make a payment of Basic Rent or Stipulated Loss Value within five days after the same shall have become due;

           (ii) Lessee shall fail to make any other payment required hereunder or under any Operative Document executed by Lessee in respect hereof within ten days after written notice that such amount was not paid when due;

           (iii) Lessee shall have failed to perform or observe (or caused to be performed and observed) in any material respect any other covenant or agreement hereunder or under the Lease Supplement, or in any other Operative Document or document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (other than those expressly referenced in this Section 14(a) for which cure periods, if any, are set forth therein) and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof by Lessor, unless such failure is not reasonably capable of being corrected within 30 days, in which case Lessee shall not be in default for so long as Lessee diligently commences and continues to diligently to correct such failure, provided that Lessee shall in all events be in default if Lessee does not remedy such failure within ninety (90) days after receipt of such notice;

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           (iv)   Any representation or warranty (other than tax representations in the Tax Indemnity Agreement) set forth herein or in any certificate or document furnished by Lessee shall prove to have been incorrect in any material respect when made;

           (v) the commencement of an involuntary case or other proceeding in respect of Lessee (or, if a Permitted Sublease is then in effect, of the sublessee) under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee (or, if a Permitted Sublease is then in effect, the sublessee) or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of 60 consecutive days, or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing without Lessee's (or the sublessee's) consent, a receiver, trustee or liquidator of Lessee (or the sublessee) or for all or substantially all of its property, and any such order, judgment or decree shall remain in force and unvacated for a period of 60 consecutive days after the date of entry;

           (vi) the commencement by Lessee (or, if a Permitted Sublease is then in effect, the sublessee) of a voluntary case or proceeding under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the filing of an answer or petition seeking reorganization in a proceeding under any such laws or the filing of an answer admitting the material allegations of a petition filed against Lessee (or sublessee) in any such proceeding or the consent by Lessee (or, if a Permitted Sublease is then in effect, the sublessee) to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee (or, if a Permitted Sublease is then in effect, the sublessee) of any assignment for the benefit of creditors or the taking of any corporate action by Lessee to authorize any of the foregoing or to authorize a general payment moratorium;

           (vii) Lessee shall fail to procure, carry and maintain on or with respect to the Aircraft (or cause to be procured, carried and maintained) insurance required to be maintained in accordance with the provisions of
     Section 11 hereof;

           (viii) Lessee shall attempt to sell or alienate the Aircraft or any part thereof except in compliance with the provisions of this Lease; and

           (ix) Lessee shall cease to be a Citizen of the United States or an "air carrier" within the meaning of Section 40102(a)(2) of the Transportation Act; and

           (x) Lessee suspends all or substantially all of its commercial airline operations or the franchises, concessions, permits, rights or privileges required for the conduct of the

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

     business and operations of Lessee are revoked, cancelled or otherwise terminated, or the free and continued use and exercise thereof is curtailed or prevented, and as a result thereof the preponderant business activity of Lessee ceases to be that of a commercial airline.

           (xi) judgment for the payment of money in excess of $1,000,000 is rendered against Lessee and the same shall remain undischarged for a period of thirty (30) days during which execution of such judgment shall not be effectively stayed or an attachment or other Lien shall be issued against any of the property of Lessee for an amount in excess of $1,000,000 and shall remain undischarged or unbonded for thirty (30) days; and

           (xii) Lessee shall be in default with respect to any indebtedness for borrowed money in an amount in excess of $1,000,000 or under any aircraft operating lease if the total unpaid amount payable thereunder exceeds $1,000,000, if the creditor or lessor thereunder causes the acceleration of such indebtedness or the termination of such aircraft operating lease.

SECTION 15. REMEDIES.

    15.1. LESSOR'S REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default by written notice to Lessee; provided, however, that this Lease shall be deemed to be declared in default without the necessity of such written declaration upon the occurrence of any Event of Default described in Section 14(v) or Section 14(vi); and at any time thereafter, so long as any Event of Default shall not have been cured or remedied, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect:

           (a) Lessor may, upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, all or such part of the Airframe or any Engine as Lessor may so demand, to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 8 as if the Airframe or Engine were being returned at the end of the Term, or Lessor (or Lessor's designee) may, at its option, enter upon the premises where all or any part of the Airframe or any Engine is located (or is believed to be located) and take immediate possession of and remove the same (together with any engine that is installed on the Airframe which is not an Engine, subject to the rights of any owner, lessor, lien holder or secured party of such engine) by summary proceedings or otherwise (and/or, at Lessor's option, store the same at Lessee's premises, at Lessee's cost and expense, until disposal thereof by Lessor);

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

           (b) Lessor may sell all or any part of the Aircraft, the Airframe or any Engine at public or private sale and with or without advertisement or notice to Lessee or any sublessee, as Lessor in its sole discretion may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Aircraft, the Airframe or any Engine as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee or any sublessee and without any duty to account to Lessee or any sublessee with respect to such action or inaction, except as hereinafter set forth in this Section 15; and in the event of a sale in accordance with the foregoing, Lessor, Owner Participant or their Affiliates shall have the right to bid for and purchase such property;

           (c) In the event Lessor, pursuant to Section 15.1(b), shall have sold the Aircraft, Lessor may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Basic Rent and Supplemental Rent with respect to the Aircraft due on or prior to such date plus the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of the Aircraft, computed as of the Rent Payment Date immediately following the date of such sale, together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount;

           (d) In lieu of exercising its rights under Section 15.1(b) or (c) above, Lessor may, by notice to Lessee specifying a payment date not earlier than ten days or more than 30 days from the date of such notice, require Lessee to pay to Lessor, and Lessee hereby agrees that it will pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain, and not as a penalty, and in lieu of any further payments of Basic Rent hereunder, an amount equal to the sum of (i) all unpaid Basic Rent payable or that would have been payable on or before the date of payment specified in such notice and any Supplemental Rent then owing, plus (ii) an amount equal to the Stipulated Loss Value for the Aircraft computed as of the Rent Payment Date immediately following the date of payment specified in such notice, together with interest, if any, at the Past Due Rate on the amount of such Basic Rent and Stipulated Loss Value from the payment date specified in such notice until the date of actual payment; and upon such payment of liquidated damages and all other Rent then due and payable by Lessee hereunder, Lessor shall transfer (without any representation, recourse or warranty whatsoever other than as to the absence of Lessor Liens) the Aircraft to Lessee or as Lessee may direct, and Lessor shall execute and deliver such documents evidencing such transfer and take such further action as Lessee shall reasonably request; and

           (e) Lessor may rescind this Lease Agreement and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

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

    15.2. CUMULATIVE REMEDIES. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity, and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

SECTION 16. FURTHER ASSURANCES; INFORMATION.

    (a) On the Delivery Date, Lessee shall cause this Lease and the Lease Supplement to be duly filed at the FAA. In addition, Lessee will promptly and duly execute and deliver to Lessor and any assignee of Lessor permitted under
Section 13.3 hereof such other documents and assurances, and will take such further actions as Lessor or any such assignee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created hereunder in favor of Lessor and any such assignee, including, without limitation, if requested by Lessor, at the expense of Lessee, the execution and delivery of supplements or amendments hereto, subjecting to this Lease any airframe or engine substituted for an Airframe or any Engine, and the recording or filing of counterparts thereof in accordance with the laws of such jurisdictions as Lessor may from time to time reasonably deem advisable.

    (b) Lessee covenants to furnish to Lessor such information concerning the business, assets and financial condition of Lessee as Lessor may reasonably request and, without request, furnish to Lessor:

               (i) within forty-five (45) days of the end of each fiscal quarter, Lessee's financial statements for such quarter and the fiscal year to date prepared in accordance with generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination ("GAAP");

               (ii) within ninety (90) days of the end of each fiscal year, a copy of the audited annual report and accompanying consolidated financial statements of Lessee prepared in accordance with GAAP, certified by Lessee's independent accountants, and accompanied by a certificate of a Responsible Officer to the effect that, after due investigation and inquiry, no Default has occurred and is continuing hereunder; and

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

               (iii) as soon as possible after any Responsible Officer has knowledge of the occurrence of a Default, notice to Lessor thereof.

    SECTION 17. NOTICES. All notices and other communications required or permitted under the terms and provisions hereof shall be by registered mail, return receipt requested, or by nationally-recognized overnight courier service, or by confirmed facsimile transmission, and any such notice shall become effective when received, addressed:

if to Lessor, at: First Security Bank, National Association
                  79 South Main Street, Suite 300
                  Salt Lake City, Utah  84111
                  Attn: Brett King
                  Telephone: (801) 246-5819
                  Facsimile: (801) 246-5053

                  with copies to:
                  Transamerica Equipment Financial Services
                  Aircraft Finance Group
                  5080 Spectrum Drive, Suite 1100W
                  Addison, Texas  75001
                  Attn: General Counsel
                  Telephone: (972) 458-5999
                  Facsimile: (972) 458-5959

                  Transamerica Equipment Financial Services
                  Aircraft Finance Group
                  5080 Spectrum Drive, Suite 1100W
                  Addison, Texas 75001
                  Attn: Dave B. Fate
                  Telephone: (972) 458-5999
                  Facsimile: (972) 458-5959

or to such other address or facsimile number as Lessor shall from time to time designate in writing to Lessee, and if to Lessee, at:

                  Chautauqua Airlines, Inc.
                  2500 S. High School Road
                  Indianapolis, Indiana 46241
                  Attn: President

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

                  Telephone: (216) 328-8700
                  Facsimile: (216) 328-8710

                  with a copy to:
                  c/o Wexford Management LLC
                  411 West Putnam Avenue
                  Greenwich, Conn., 06830
                  Attn: Jay Maymudes and Arthur Amron
                  Telephone:  (203) 862-7050 (Jay Maymudes)
                              (203) 862-7012 (Arthur Amron)
                  Facsimile:  (203) 862-7350 (Jay Maymudes)
                              (203) 862-7312 (Arthur Amron)

or to such other address or facsimile number as Lessee shall from time to time designate in writing to Lessor.

SECTION 18. NET LEASE, NO SET-OFF, COUNTERCLAIM, ETC. This is a triple-net lease, and Lessee's obligations to pay all Rent payable hereunder and to pay all costs and expenses of every kind in connection with the use, operation, maintenance and repair of the Airframe and each Engine by Lessee shall be absolute and unconditional and shall not be affected by or subject to any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, abatement, defense or other right which Lessee may have against Lessor or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption, interference or cessation in or prohibition of the use or possession thereof by Lessee (or any sublessee) for any reason whatsoever, including, without limitation, any such interruption, interference, cessation or prohibition resulting from the act of any government authority, (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Lessee (or any sublessee), Lessor or any other Person, (iv) the invalidity or unenforceability or lack of due authorization of this Lease or any instrument or document executed in connection herewith or therewith, or (v) any other circumstance, happening, or event whatsoever, whether or not unforeseen or similar to any of the foregoing. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Each payment of Rent by Lessee shall be final, and Lessee shall not seek to recover, abate, suspend, defer or reduce all or any part of such payment for any reason whatsoever, other than any payments not required hereunder which were made in error. Nothing in this Section 18 shall be construed to preclude Lessee from bringing any suit at law or in equity which it would otherwise be entitled to bring for breach of any representation, warranty, or covenant hereunder, or as a waiver of or consent to any act or failure to act by any Person except as otherwise expressly provided in this Lease.

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

SECTION 19. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to make any payment of Supplemental Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, in either case, after the expiration of any applicable notice and cure periods, Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent hereunder payable by Lessee to Lessor on demand. No such payment or performance by Lessor shall be deemed to waive any Default or relieve Lessee of its obligations hereunder.

SECTION 20. LESSOR ASSIGNMENT OF RIGHTS AND WARRANTIES. On the Delivery Date, Lessor shall assign to Lessee for the duration of the Lease Term so long as no Notified Default has occurred and is continuing, the benefit of all assignable manufacturer's warranties with respect to the Aircraft as well as all manuals and related services and documentation available to Lessor, and Lessor agrees to use its reasonable efforts, at Lessee's expense and upon its written request, to assist Lessee in enforcing such rights as Lessor may have with respect to the warranties for the benefit of Lessee; provided, however, that upon notice from Lessor to Lessee after the occurrence and during the continuation of (i) any Notified Default, all amounts payable shall be paid to and held by Lessor, until such time as such Notified Default is no longer continuing, and (ii) an Event of Default, such assignments which are otherwise made available to Lessee shall immediately upon notice by Lessor be deemed canceled and shall be deemed reassigned to Lessor, including all claims thereunder, whether or not perfected. At the expiration of the Term of this Lease (other than by reason of the exercise by Lessee of its purchase option), the benefit of any assignment to Lessee shall automatically and without further action by Lessor revert to Lessor or its designee. Lessee shall at its own cost and expense do all such things and execute all such documents as may be required for this purpose. Lessee shall maintain all necessary records and take all necessary actions to qualify it for claims, and shall diligently and promptly pursue any valid claims it may have against the manufacturers with respect to the Aircraft and will provide notice of same to Lessor. Lessee shall cooperate with Lessor, and shall furnish Lessor with such documents, records and other information as Lessor shall reasonably request in order to assist Lessor in pursuing any claim Lessor may have against any manufacturer with respect to any warranty.

SECTION 21. MISCELLANEOUS. Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision

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in any other jurisdiction. No term or provision of this Lease may be changed, amended, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor and Lessee. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft other than as a lessee. Neither Lessee nor any Affiliate of Lessee shall file any tax returns in a manner inconsistent with the foregoing or with Lessor's ownership of the Aircraft, and any Permitted Sublease shall require a similar undertaking by the Permitted Sublessee thereunder. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 22. OPTIONS TO RENEW.

     22.1 RENEWAL OPTIONS. Lessee shall have two successive options to extend the Term for a period of one year each, exercisable by written irrevocable notice to Lessor not less than 180 days prior to the expiration of the then-current Term, provided no Notified Default has occurred and is continuing at the time of the notice and the commencement of the Renewal Term; provided, however, that Lessee shall not have the right to extend the Term unless the term of the Residual Value Guaranty also is extended for a corresponding period in a manner reasonably acceptable to Lessor. The Basic Rent payable during each Renewal Term under this Section 22.1 shall be equal to the Fair Market Rental Value, and shall be paid in advance on the Rent Payment Dates.

     22.2 FAIR MARKET RENTAL VALUE. For the purposes of this Lease, the "Fair Market Rental Value" of the Aircraft shall be the rent which would be payable in an arm's length transaction between an informed and willing lessor under no compulsion to lease and an informed and willing lessee under no compulsion to lease, based upon the better of (i) the actual condition of the Aircraft, or
(ii) the condition of the Aircraft assuming that it is in the condition in which it is required to be maintained and further assuming half-life condition. The Fair Market Rental Value shall be determined by mutual written agreement or, in the absence of mutual written agreement within 30 days following Lessee's extension notice, pursuant to the appraisal procedure described in Section 23.3.

SECTION 23. PURCHASE OPTIONS.

     23.1 PURCHASE OPTIONS. Provided that no Notified Default has occurred and is continuing on the date of purchase by Lessee, Lessee shall have the right to purchase the Aircraft (i) upon the Purchase Option Date, for a purchase price equal to the amount specified on

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Schedule I, (ii) upon termination of the Basic Term, for a purchase price equal to the then Fair Market Sales Value of the Aircraft (but under no circumstance less than the Lease Support RVG Level set forth in the Residual Value Guaranty); or (iii) at the end of any Renewal Term, for a purchase price equal to the then Fair Market Sales Value of the Aircraft. Upon payment by Lessee of the purchase price for the Aircraft and the Basic Rent or Renewal Rent, if any, payable though the date of purchase, together with all Supplemental Rent then due and payable hereunder, the Term shall end and the obligation of Lessee to pay Rent hereunder (except for Supplemental Rent obligations otherwise accrued but unpaid as of the date of such payment or which survive the Term of this Lease) shall cease, and Lessor shall convey to Lessee all right, title and interest of Lessor in and to the Aircraft on an "as-is, where is" basis, without recourse or warranty except a warranty against Lessor's Liens.

     23.2 NOTICE. Lessee's right to purchase provided for Section 23.1 shall be exercised by written notice to Lessor not less than 180 days before the applicable date of purchase provided in Section 23.1(i), Section 23.1(ii) or
Section 23.1(iii), as the case may be. Such notice shall be irrevocable, except that Lessee may revoke its exercise of an option to purchase the Aircraft within 15 days following the determination of the Fair Market Sales Value. In the event that Lessee exercises its right of revocation, at the option of Lessor, the Term of this Lease shall be extended to a date that is not earlier than 180 days following the notice of revocation and Basic Rent during such extension period shall be equal to 110% of the Basic Rent immediately prior to such extension.

     23.3 FAIR MARKET SALES VALUE. For the purposes of this Lease, the "Fair Market Sales Value" of the Aircraft shall be the sales value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to purchase and an informed and willing seller under no compulsion to sell, based upon the condition of the Aircraft (assuming the Aircraft is in the condition in which it is required to be maintained and further assuming half-life condition), which value shall be determined by mutual written agreement or, in the absence of mutual written agreement within 30 days following Lessee's option exercise notice, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor and approved by Lessee, and Lessor shall immediately notify Lessee in writing of such nomination. The appraiser shall determine the Fair Market Sales Value within seven Business Days, and its determination shall be final and binding upon the parties. The cost of such appraisal or appointment shall be borne by Lessee.

SECTION 24 VOLUNTARY TERMINATION FOR OBSOLESCENCE.

     24.1 RIGHT TO TERMINATE. So long as no Notified Default has occurred and is continuing, Lessee shall have the right during the Basic Term on at least 180 days prior written notice, to terminate this Lease by written notice from its Chief Financial Officer to Lessor to the effect that the Aircraft has become obsolete or surplus to Lessee's equipment requirements. Such notice shall specify a proposed date of termination, which shall be a Rent Payment Date at any

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time on or after the seventh anniversary of the Commencement Date. During the period following the giving of such notice of termination until the Termination Date, Lessee, as agent for Lessor, shall use commercially reasonable efforts to sell the Aircraft "as is", without any warranty by Lessor except as to Lessor's title and the absence of Lessor's Liens. (Lessor and Owner Participant may also solicit bids directly or through agents other than Lessee and Owner Participant may also bid.) If Lessee receives any bid acceptable to it, it shall, at least 10 Business Days prior to the proposed date of sale thereunder, certify to Lessor in writing the amount and terms of such acceptable bid, the proposed date of sale and the name and address of the potential buyer. Lessee may, by notice to Lessor, withdraw its notice of termination at any time on or before the proposed Termination Date, and thereupon this Lease shall continue in full force and effect. Lessee may withdraw notice of termination not more than twice during the Term. On the Termination Date or such other date of sale as shall be consented to by Lessee (which date shall thereafter be deemed the Termination
Date), Lessee shall, upon payment in full of the amounts described in Section 24.2, deliver the Airframe and Engines or engines installed thereon to the party which shall have prior to such date submitted the highest acceptable cash Dollar bid (net of brokerage commissions) to close such sale and purchase of the same (which shall not be Lessee or any Affiliate of Lessee or any Person with whom Lessee or its Affiliates has any arrangement or understanding regarding the future use of the Aircraft ), and shall duly transfer to such party title to any engines which are not Engines delivered with the Airframe. Lessor shall simultaneously therewith sell and convey title to the Airframe and the Engines or engines conveyed to Lessor as provided in Section 10 to such party, in "as-is" condition, without recourse or warranty (except a warranty as to the absence of Lessor's Liens). Upon receipt by Lessor of all amounts referred to in
Section 24.2, Lessor shall transfer to Lessee, in "as-is" condition, without recourse or warranty (except a warranty as to the absence of Lessor's Liens), all right, title and interest of Lessor in and to any Engines constituting part of the Aircraft which were not delivered to the purchaser with the Airframe. Lessee shall pay all reasonable out-of-pocket expenses of Lessor in connection with any termination or proposed termination of this Lease.

     24.2 PAYMENTS. Lessor shall retain the total selling price realized at any sale of the Airframe and Engines or engines installed thereon in accordance with this Section 24. In addition, on the Termination Date, Lessee shall pay to Lessor in immediately-available funds, an amount equal to the sum of (i) the excess, if any, of the sum of the Stipulated Loss Value as of the Termination Date over the net proceeds of the sale of the Aircraft, plus (ii) all unpaid Supplemental Rent due on or before the Termination Date, plus (iii) the portion, if any, of Basic Rent payable through Termination Date, together with all unpaid Basic Rent, if any, payable before the Termination Date, plus (iv) the reasonable fees and expenses of Lessor in connection therewith; plus (v) in the event that at the time of delivery by Lessee pursuant to Section 24.1, the Aircraft fails to satisfy the applicable provisions of Section 8 and Exhibit H, an amount (which shall constitute Lessor's sole and exclusive remedy against Lessee in respect of any such failure) equal to the Equivalency Payment that would be due from Lessee to Lessor under Section 6 of Exhibit H if the Aircraft had been returned to Lessor in such condition.

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     24.3. TERMINATION OF LEASE. Upon delivery by Lessee of the Airframe and
Engines or engines installed thereon and payment by Lessee of all amounts payable by Lessee under Section 24.2, the obligations of Lessee to pay Basic Rent shall cease and the Term shall end.

     24.4 EFFECT OF NO SALE. If, on the Termination Date, no sale of the Aircraft has occurred, Lessee's termination notice given pursuant to Section
24.1 shall be deemed to be withdrawn as of such date, and this Lease shall continue in full force and effect.

     24.5. NO DUTY ON PART OF LESSOR. Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take any action in connection with any such sale other than to cooperate with such efforts as Lessee may reasonably request and to make the transfers described in
Section 24.1.

SECTION 25. COVENANT OF QUIET ENJOYMENT. Lessor covenants and agrees that, so long as no Event of Default has occurred and is continuing hereunder, it will not, nor will it permit another Person claiming by, under or through it to, interfere with Lessee's right to quiet enjoyment and continuing possession, use and operation of the Aircraft during the Term of this Lease, and this Lease shall not be terminated except as expressly provided herein.

SECTION 26. BANKRUPTCY. It is the intention of the parties that Lessor shall be entitled to the benefits of 11 U.S.C. Section 1110 with respect to the right to repossess the Airframe, Engines and Parts as provided herein. In any circumstance where more than one construction of the terms and conditions of this Lease is possible, a construction that would preserve such benefits shall control over any construction that would not preserve such benefits or render them doubtful. To the extent consistent with the provisions of 11 U.S.C. Section 1110 or any analogous section of the Federal bankruptcy laws, as amended from time to time, it is hereby expressly agreed and provided that, notwithstanding any other provisions of the Federal bankruptcy laws, as amended from time to time, to the contrary, any right of Lessor to take possession of the Aircraft in compliance with the provisions of this Lease shall not be affected by the provisions of 11 U.S.C. Section 362 or 363, as amended from time to time, or any analogous provisions of any superseding statute or any power of the bankruptcy court to enjoin such taking of possession.

SECTION 27. CHOICE OF LAW; CONSENT TO JURISDICTION.

     27.1. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of New York, without regard to or application of its conflict of laws rules.

     27.2 CONSENT TO JURISDICTION. Each of Lessee and Lessor voluntarily submits itself to the non-exclusive jurisdiction of the state and federal courts situated in New York, New York for any dispute arising hereunder. Each of Lessee and Lessor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in the Courts located in New York, New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such Court has been brought in an inconvenient forum. To the extent that either Lessor or Lessee may be entitled at any time to claim for itself or its assets any immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court, from execution of judgment or otherwise, Lessor or Lessee, as the case may be, hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity in respect of this Lease and any proceeding under this Lease.

     27.3 WAIVER OF JURY TRIAL. Each party hereby unconditionally waives its rights to a jury trial of any claim or cause of action based upon or arising out of, directly or indirectly, this Lease, any Operative Document, any of the documents relating hereto, any dealings between Lessee and Lessor relating to the subject matter of this transaction, and/or the relationship that is being established hereunder between Lessee and Lessor. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Lease, any related documents, or to any other documents or agreements relating to this transaction or any related transaction. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

           (THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY)

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Aircraft Lease Agreement to be duly executed as of the date first written above.

                                            LESSOR:

                                            FIRST SECURITY BANK, NATIONAL
                                            ASSOCIATION, not in its individual
                                            capacity but solely as Owner Trustee

                                            By:      /s/ Brett R. King
                                                   -----------------------------
                                            Title:  Vice President
                                                  ------------------------------

                                            LESSEE:

                                            CHAUTAUQUA AIRLINES, INC.

                                            By:      /s/ Robert H. Cooper
                                                  ------------------------------
                                            Title:   Vice President
                                                  ------------------------------

                                   SCHEDULE I

                                      [*]




-------
* Confidential

                                   SCHEDULE I

          BASIC RENT AND BASIC RENT PAYMENT DATES: INSERT APPROPRIATE RENT SCHEDULE.

          [*]

          [*]



--------------------
* Confidential

                                    EXHIBIT A

                            FORM OF LEASE SUPPLEMENT

THIS IS COUNTERPART NO. _____ OF 4 SERIALLY NUMBERED AND MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

     THIS LEASE SUPPLEMENT dated May 18, 2000 is made by and between First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee ("Lessor"), and Chautauqua Airlines, Inc. ("Lessee").

     Lessor and Lessee have entered into an Aircraft Lease Agreement, dated as of May 18, 2000 (the "Lease"), relating to Embraer EMB-145LR aircraft, manufacturer's serial number EMB 145241, United States registration number N266SK, which provides for the execution and delivery of a Lease Supplement.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lessor and Lessee hereby agree as follows:

     1. THE LEASE. The Lease and all related documents to be executed by Lessee in order to accomplish the transaction contemplated by the Lease have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable against Lessee in accordance with their terms. All of the terms and provisions (including defined terms) of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein. The parties confirm that the Delivery Date is the date of this Lease Supplement.

     2. THE AIRCRAFT. Lessee hereby certifies that the Aircraft described in
Schedule 1 hereto has been delivered to Lessee, inspected by Lessee, and accepted under, and for all purposes of, the Lease in accordance with the Acceptance Certificate annexed hereto, all on the date hereof. Lessee accepts delivery of the Aircraft "AS IS," "WHERE IS," AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 3.4 OF THE LEASE.

     3. REPRESENTATIONS BY LESSEE. Lessee hereby represents and warrants to Lessor that on the date hereof:

        (a) The representations and warranties of Lessee set forth in the Lease are true and correct in all material respects as though made on and as of the date thereof, except to the extent that they expressly relate to a particular date.

        (b) Lessee has satisfied or complied with all requirements set forth in the Lease to be satisfied or complied with on or prior to the date thereof.

        (c) No Event of Default or Event of Loss under the Lease has occurred and is continuing on the date hereof, nor has any event occurred which, with the giving of notice or lapse of time or both, would become an Event of Default or an Event of Loss.

        (d) The Lessee has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft as are required to be obtained under the terms of the Lease.

     4. COUNTERPARTS. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed as of the date and year first above written.

LESSOR:

FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner trustee

By:
   ------------------------

Title:
      -------------------


LESSEE:

CHAUTAUQUA AIRLINES, INC.

By:
   ------------------------

Title:
      ------------------

                         SCHEDULE 1 TO LEASE SUPPLEMENT

                              AIRCRAFT DESCRIPTION

Airframe: Embraer EMB-145LR , manufacturer's serial number EMB 145241

United States Registration Number: N266SK

Engine: Allison Engine Company AE3007A1, manufacturer's serial number CAE
311374.

Engine: Allison Engine Company AE3007A1, manufacturer's serial number CAE
311373.

                                    EXHIBIT B

                         FORM OF ACCEPTANCE CERTIFICATE

     This Acceptance Certificate is executed pursuant to that certain Aircraft Lease Agreement dated as of May 18, 2000 ("Lease"), between First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee ("Lessor") and Chautauqua Airlines, Inc. ("Lessee").

     The terms used in this Acceptance Certificate shall have the meanings ascribed to them in the Lease.

     Lessor and Lessee hereby confirm that the Aircraft described in this Acceptance Certificate has been delivered as of the above date at Queens, New York, and that the term of the Lease with respect to said Aircraft shall commence as of the said date.

     Lessee confirms that said Aircraft has been examined by its duly appointed and authorized representatives and that such examination shows that (a) there are affixed to the Airframe and Engines metal tags bearing the following legend:
"First Security Bank, National Association, Owner and Lessor," (b) the Aircraft is in the configuration and condition required by the Lease on the date the Aircraft is delivered to Lessee, and (c) the Airframe and Engines were plainly and distinctly marked with the serial numbers set forth below:

DESCRIPTION OF EQUIPMENT:                      MANUFACTURER'S SERIAL NUMBERS

Airframe:  Embraer EMB-145LR                             EMB 145241

Engines:

Allison Engine Company AE3007A1                          CAE 311374

                                                         CAE 311373

     Lessee confirms that on the date hereof (i) the Aircraft described in this Acceptance Certificate was duly and unconditionally accepted by Lessee as the Aircraft for leasing under the Lease, provided that nothing contained herein or in the Lease diminishes or affects any right Lessor or Lessee may have with respect to the Aircraft against the Manufacturer, any vendor or any subcontractor or supplier thereof, (ii) the Aircraft became subject to and governed by the terms of the Lease, and (iii) Lessee became unconditionally obligated to pay to Lessor the rentals provided for in the Lease.

     This Acceptance Certificate is dated this ____ day of May, 2000.

                                  LESSOR:

                                  FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

                                  By:
                                      --------------------------------
                                  Title:
                                         ----------------------------------

                                  LESSEE:

                                  CHAUTAUQUA AIRLINES, INC.

                                  By:
                                      --------------------------------
                                  Title:
                                         ----------------------------------

                                   EXHIBIT E

                          FORMS OF OPINIONS OF COUNSEL

        I. FORM OF OPINION TO BE GIVEN BY INDEPENDENT OUTSIDE COUNSEL OF
                                     LESSEE

                                                      May 18, 2000

TA Air XVI, Corp.

c/o Transamerica Equipment Financial Services

Aircraft Finance Group

5080 Spectrum Drive

Suite 1100W

Addison, Texas 75001

First Security Bank, National Association
79 South Main Street, Suite 300
Salt Lake City, Utah 84111

                                           Re:  CHAUTAUQUA AIRLINES, INC.

Ladies and Gentlemen:

     Chautauqua Airlines, Inc., a New York corporation (the "Corporation"), has asked us to render certain opinions to you regarding the Corporation, and the following agreements to which the Corporation is a party: (i) an Aircraft Lease Agreement, dated as of May 18, 2000, between First Security Bank, National Association ("Lessor"), and the Corporation (the "Lessee"); (ii) a Lease Supplement, dated as of May 18, 2000, between Lessor and the Corporation; (iii) an Acceptance Certificate, dated as of May 18, 2000, between Lessor and the Corporation; and (iv) a Tax Indemnity Agreement, dated as of May 18, 2000, between TA Air XVI Corp., a Delaware corporation ("TA Air") and the Corporation (collectively, the "Lease Documents"). Capitalized terms used but not defined herein have the meanings given to them in the Lease.

     We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the following documents, certificates and other statements of the Corporation and its officers and other representatives as the basis for our opinion: (a) copies of the Lease Documents in the form furnished to us by the Corporation; and (b) a certificate relating to certain factual matters executed by an executive officer of the Corporation (the "Officer's Certificate").

     In our examination of the Lease Documents and the other documents, instruments, certificates and statements referred to above, we have assumed, without any independent investigation, that (a) all statements, representations, warranties and certifications set forth therein are true, correct and complete;
(b) the Lease Documents actually executed by the Corporation are identical to the documents submitted to us by the Corporation; (c) all documents submitted to us as originals are genuine and the signatures thereon are authentic; (d) the agreements, documents, instruments and certificates submitted to us as copies are genuine and conform to the originals; and (e) the Lease Documents and all of the other agreements, documents, instruments and certificates have been duly authorized, delivered and fully performed by all persons other than the Corporation in all respects, and are the legal, valid and binding obligations of all such persons, enforceable against them in accordance with their respective terms. We have not represented the Corporation generally as outside counsel, and, accordingly, we have extremely limited familiarity with its business and activities. Therefore, as to all factual matters, we have, without any independent investigation, relied upon, and assumed the accuracy of, the Officer's Certificate and all of the statements, representations and warranties made in the Lease Documents and in each of the other agreements, documents, instruments, certificates and statements referred to above.

     Based upon and subject to the foregoing, and subject to the assumptions and qualifications set forth below, it is our opinion that:

          1. No authorization, approval, consent, license or order of, or registration with, or giving notice to, any Federal governmental or other regulatory body or authority having jurisdiction over the Corporation is required or necessary for the valid authorization, execution, delivery and performance by the Corporation of the Lease Documents.

          2. Each of the Lease Documents is a valid and a binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

          3. The Corporation is a "citizen of the United States" as defined in 49 U.S. Code Section 40102(a)(15).

          4.  The Corporation is an "air carrier" as defined in 49 U.S. Code
Section 40102(a)(2).

          5. Except for (i) registrations and filings with the FAA, with respect to which we express no opinion; (ii) the filing of appropriate Uniform Commercial Code financing statements in the appropriate offices in Indiana, New York and Connecticut, and any jurisdiction in which records relating to the aircraft to which the Lease pertains (the "Aircraft") is located; (iii) the filing of continuation statements at appropriate intervals with respect to any Uniform Commercial Code financing statements; (iv) the filing of new appropriate financing statements under the circumstances described in Section9-402(7) of the Uniform Commercial Code; (v) the filing of new appropriate financing statements in the appropriate offices in the appropriate jurisdictions if the Corporation changes its location as determined under Section9-103(3)(d) of the Uniform Commercial Code; and (vi) the taking possession by Lessor of the chattel paper original of the Lease, no further filing or recording of any document with any court or governmental agency or body is necessary under the laws of the States of Indiana, New York or Connecticut in order to establish and perfect the right, title and interest of Lessor under the Lease or in and to the Aircraft.

          6. Lessor, as lessor under the Lease, is entitled to the protection of Section 1110 of the United States Bankruptcy Code in respect of the Lease and the Aircraft in the event of a proceeding under Chapter 11 of the United States Bankruptcy Code in which Lessee is a debtor.

     The opinions expressed herein are qualified in their entirety as follows:
(a) no opinion is expressed with respect to laws other than the laws of the United States and the States of New York and Connecticut, and to the extent that the opinions expressed herein relate to or are affected by or are dependent upon the laws of any other jurisdictions, we have assumed, without independent investigation, that such laws are the same as those of the States of New York and Connecticut applied without regard to conflicts of laws principles; (b) in rendering our opinions hereunder, we have made no independent factual investigation other than as expressly set forth herein; (c) no opinion is expressed as to whether any of the conditions precedent set forth in the Lease has been satisfied; (d) our opinions as to no violation of existing law and to the consents and approvals are based upon a review of those statutes, rules and regulations which, in our experience, normally are applicable to transactions of the type contemplated by the Lease Documents; and (e) to the extent that any one or more of the foregoing opinions relates to the enforceability of any agreement or instrument: (1) the opinions are subject to the effect of applicable laws or judicial decisions regarding bankruptcy, reorganization, insolvency, fraudulent transfers, moratorium and other laws affecting creditors' rights and debtors' relief generally; (2) the enforceability of the provisions of any such agreement or instrument is subject to the application of principles of equity, whether in a proceeding at law or in equity, including the exercise of discretionary powers of any tribunal before which equitable remedies may be sought (including, without limitation, specific performance and injunctive relief); and (3) the enforceability of the provisions of any such agreement or instrument in accordance with its respective terms may be limited by laws affecting the remedies which it provides, including, but not limited to, laws and judicial decisions limiting such enforceability.

     This opinion is rendered solely to you for your use in connection with the transactions contemplated by the Lease Documents, and may not be relied upon by you for any other purpose, and may not be furnished to or relied upon by any other person for any purpose, or otherwise used, circulated or quoted, without our prior written consent. This opinion is rendered as of the date hereof, and we disclaim any undertaking to advise of any changes which may hereafter be brought to our attention.

                                                Very truly yours,

               II. FORM OF OPINION TO BE GIVE BY LESSEE'S GENERAL
                                     COUNSEL

                                                    CHAUTAUQUA AIRLINES, INC.

                                                      c/o Wexford Management LLC

                                                          411 West Putnam Avenue

                                                             Greenwich, CT 06830

                                                                  (203) 862-7000

                                                           Direct Dial: 862-7012

                                                           Direct Fax : 862-7312

                                                      E-Mail: aamron@wexford.com

                                           May 18, 2000

TA Air XVI, Corp.

c/o Transamerica Equipment Financial Services

Aircraft Finance Group

5080 Spectrum Drive

Suite 1100W

Addison, Texas 75001

First Security Bank, National Association
79 South Main Street, Suite 300
Salt Lake City, Utah  84111

                                       Re:      CHAUTAUQUA AIRLINES, INC.

Ladies and Gentlemen:

     I have acted as counsel for Chautauqua Airlines, Inc., a New York corporation (the "Corporation"), in connection with the execution and delivery of Aircraft Lease Agreement (N266SK) (the "Lease") between the Corporation and First Security Bank, National Association ("Lessor"), dated as of May 18, 2000, relating to the Embraer EMB-145LR aircraft bearing manufacturer's serial number EMB 145241; Lease Supplement No. 1, dated as of May 18, 2000, between Lessor and Lessee; an Acceptance Certificate, dated as of May 18, 2000, between Lessor and the Corporation; and a Tax Indemnity Agreement, dated as of May 18, 2000, between TA Air XVI, Corp. and Lessee (the Lease, the Lease Supplement, the Acceptance Certificate and the Tax Indemnity Agreement are hereinafter collectively referred to as the "Lessee Documents"). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Lease.

     In rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Lessee Documents, and have investigated such questions of law, and have examined such other corporate records of the Corporation and other documents, and have obtained and relied (without independent investigation) upon such certificates and assurances from public officials, as I have deemed necessary as a basis for the purpose of rendering this opinion.

     For the purpose of rendering this opinion, I have assumed, without any independent investigation, the capacity of all natural persons, the authenticity of all documents and instruments submitted to me as originals, and the conformity to authentic original documents and instruments of all documents and instruments submitted to me as certified, conformed photostatic or facsimile copies.

     Based upon and subject to the foregoing, and subject to the qualifications set forth below, I am of the opinion that:

     1. The Corporation is duly incorporated, validly existing, and in good standing under the laws of the State of New York, and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under the Lessee Documents.

     2. Each of the Lessee Documents has each been duly authorized, executed and delivered by the Corporation.

     3. The execution and delivery of the Lessee Documents, the consummation by the Corporation of the transactions contemplated thereby and compliance by the Corporation with the terms and provisions thereof (i) do not require stockholder approval, and (ii) do not require any consent or approval, do not contravene, and will not result in any breach of or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any property of the Corporation, under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan, credit agreement, corporate charter, by-law or other agreement or instrument to which the Corporation is a party or by which the Corporation or its properties or assets may be bound.

     4. The Corporation provides interstate transportation of passengers or property by aircraft as a common carrier for compensation. The Corporation is the holder of an air carrier operating certificate issued by the Federal Aviation Administration under Part 121 of the Federal Aviation Regulations and 49 U.S. Code Section44705 for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. The Corporation is an air carrier that conducts air taxi operations under an exemption issued by the Department of Transportation under authority of Part 298 of the Federal Aviation Regulations. The Corporation holds all licenses, certificates and permits from applicable governmental authorities necessary for the conduct of its business as an air carrier and the performance of its obligations under the Lease.

     5. There are no suits or proceedings, pending or threatened, against the Corporation before any executive, legislative, judicial, administrative or regulatory body which, if adversely determined, might, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Corporation or its ability to perform its obligations under the Lessee Documents.

     6. Neither the Corporation nor any of its properties or assets has the right of immunity from suit or execution on the grounds of sovereignty.

     7. The Corporation is organized under the laws of the State of New York. The president and at least two-thirds of the board of directors and other managing officers of the Corporation are individuals who are citizens of the United States. At least 75% of the voting interest in the Corporation is owned or controlled, directly or indirectly, by individuals who are citizens of the United States.

     The opinions expressed herein are qualified in their entirety as follows:
(a) no opinion is expressed with respect to laws other than the federal laws of the United States and the State of New York; and (b) to the extent that any one or more of the foregoing opinions relates to the enforceability of any agreement or instrument: (1) the opinions are subject to the effect of applicable laws or judicial decisions regarding bankruptcy, reorganization, insolvency, fraudulent transfers, moratorium and other laws affecting creditors' rights and debtors' relief generally; (2) the enforceability of the provisions of any such agreement or instrument is subject to the application of principles of equity, whether in a proceeding at law or in equity, including the exercise of discretionary powers of any tribunal before which equitable remedies may be sought (including, without limitation, specific performance and injunctive relief); and (3) the enforceability of the provisions of any such agreement or instrument in accordance with its respective terms may be limited by laws affecting the remedies which it provides, including, but not limited to, laws and judicial decisions limiting such enforceability.

     This opinion is rendered solely to you for your use in connection with the transactions contemplated by the Lessee Documents, and may not be relied upon by you for any other purpose, and may not be furnished to or relied upon by any other person for any purpose, or otherwise used, circulated or quoted, without my prior written consent. This opinion is rendered as of the date hereof, and I disclaim any undertaking to advise of any changes that may hereafter be brought to my attention.

     Very truly yours,


     Arthur H. Amron

     General Counsel

              III. FORM OF OPINION LETTER TO BE GIVEN BY DAUGHERTY,
           FOWLER, PEREGRIN & HAUGHT, LESSEE'S OUTSIDE INDEPENDENT FAA
                                     COUNSEL

TA Air XVI, Corp.

c/o Transamerica Equipment Financial Services

Aircraft Finance Group

5080 Spectrum Drive

Suite 1100W

Addison, Texas 75001

First Security Bank, National Association
79 South Main Street, Suite 300
Salt Lake City, Utah 84111

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.1 of the Aircraft Lease Agreement dated as of May 18, 2000 (the "Lease") between First Security Bank, National Association ("Lessor") and Chautauqua Airlines, Inc. ("Lessee") with respect to that portion of the Federal Aviation Act of 1958, as amended (the "Act"), relative to the recordation of instruments and the registration of aircraft under the Act.

     Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

     We have examined and filed on this date with the Federal Aviation Administration (the "FAA") the following described instruments at the respective times listed below: the FAA Bill of Sale, the Lease and Lease Supplement with respect to the Aircraft, and the Trust Agreement, which documents were filed at ___ p.m., C.D.T, _____, C.D.T., and _____, C.D.T., respectively.

     Based on our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

     1. The FAA Bill of Sale, Lease and Lease Supplement, and the Trust Agreement are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of the Transportation Act.

     2. The Aircraft is duly registered in the name of the Lessor pursuant to and in accordance with the provisions of the Transportation Act.

     3. The Lessor is the owner of legal title to the Aircraft and the Aircraft is free and clear of liens and encumbrances of record except as created by the Lease.

     4. The rights of the Lessor and the Lessee, under the Lease, with respect to the Aircraft, are perfected.

     5. No other registration of the Aircraft and no filings or recordings (other than the filings and recordings with the FAA which have been effected) are necessary to perfect in any jurisdiction within the United States the Lessor's title to the Aircraft.

     6. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Lease and the Trust Agreement, except for such filings as are referred to above.

     Since title to the Airframe originated with an AC Form 8050-2 Aircraft Bill of Sale from Embraer, a foreign vendor, our opinion with respect to the Airframe covers only that period of time subsequent to the commencement of its United States registration on April ___, 2000.

     No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above-described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens that are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code, possessory artisan's liens, or matters of which the parties have actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft that have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

                                Very truly yours,


                                -------------------------

                                    EXHIBIT F

                      FORM OF RETURN ACCEPTANCE CERTIFICATE

          Return Acceptance Certificate dated this ___ day of _________, _____.

          This Return Acceptance Certificate is executed pursuant to that certain Aircraft Lease Agreement dated as of May 18, 2000 (the "Lease") between First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee ("Lessor") and Chautauqua Airlines, Inc. ("Lessee").

          The terms used in this Return Acceptance Certificate No. ____ shall have the meanings ascribed to such terms in the Lease.

          This Return Acceptance Certificate is executed by the parties hereto to confirm, among other things, that on the date of this Return Acceptance
Certificate at [          ] time the following items are herewith delivered by
Lessee to Lessor:

          (a)   One aircraft:

     Manufacturer: Embraer

     Model:        EMB-145LR

     Manufacturer's Serial No.: EMB ____

     Including:

          (b) the following described aircraft engines installed thereon:

                                                                MANUFACTURER'S
        MANUFACTURER                   MAKE AND MODEL             SERIAL NOS.
   Allison Engine Company              AE3007A1                   CAE _____
           Engine
                                                                  CAE _____

     Together with:

          (c)   the aircraft documentation set forth in
Attachment 2 hereto.

     2. HOURS AND CYCLES. The Airframe, Engines and Parts had the following hours/cycles at return:

     A.       Airframe:

              _____ hours/_____ cycles since last "C" Check

              _____ months remaining until next Major Structural Inspection

     B.       Engines:

                                             TIME SINCE LAST HEAVY ENGINE VISIT
                                             ----------------------------------

                                                  HOURS            CYCLES
                                                  -----            ------

                        MSN

                        MSN

                                             TIME REMAINING TO NEXT LIFE-
                                             ----------------------------

                                             LIMITED PART REMOVAL
                                             --------------------

                                                HOURS             CYCLES
                                                -----             ------

                        MSN

                        MSN

     C.       APU:

              _____ hours/_____ cycles remaining until next inspection

              _____ hours/_____ cycles remaining on turbine and compressor life-limited parts

     D.       Landing Gears:

              _____ hours/_____ cycles remaining to next scheduled removal on each landing gear

                                             TIME REMAINING TO NEXT
                                             ----------------------

                                              SCHEDULED REMOVAL
                                              -----------------

                                               HOURS      CYCLES
                                               -----      ------

                        MSN

                        MSN

     E. Status of components or Parts with time/cycle and calendar limits (see attached sheet)

     F.       Fuel on board at Delivery: _____ pounds (_____ gallons).

     ACCEPTANCE BY LESSOR. The above specified Aircraft, Engines, parts and documentation are hereby accepted by Lessor subject to (a) the provisions of the Lease and (b) correction by Lessee of the Discrepancies specified in Attachment 3 hereto (which corrections Lessee hereby undertakes to perform as soon as reasonably possible). The acceptance of the Aircraft, Engines and Parts hereunder by Lessor shall not constitute any waiver by Lessor of any right or remedy it may have under the Lease, and shall not relieve or diminish any obligation of Lessee under the Lease.

     NO DISCREPANCIES, NO LIENS, NAVIGATION AND AIRPORT CHARGES. Lessee represents and warrants to Lessor that (a) the Aircraft is hereby returned to Lessor in the condition and the manner required by the Lease (other than the Discrepancies listed on Attachment 3 hereto), (b) there are no Liens on the Aircraft, other than Liens arising by or through Lessor, and (c) all navigation charges, landing fees and other charges and fees payable for the use of or services provided by any airport, whether in respect of the Aircraft or any other aircraft owned, leased or operated by Lessee have been paid in full.

     PLACE OF EXECUTION. This Return Acceptance Receipt is executed and delivered by the parties in _______ [place].

     IN WITNESS WHEREOF, the parties hereto have caused this Return Acceptances Receipt to be executed in their respective corporate names by their duly authorized representatives as of the day and year first above written.

LESSOR:

FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
     -----------------------
Its
     -----------------------

LESSEE:

CHAUTAUQUA AIRLINES, INC.

By:
     -----------------------
Its
     -----------------------

                                      xviii

                  ATTACHMENTS TO RETURN ACCEPTANCE CERTIFICATE:

1.   Aircraft Hours and Cycles

2.   Aircraft Documentation

3.   List of Discrepancies

                  ATTACHMENT 1 TO RETURN ACCEPTANCE CERTIFICATE

                            AIRCRAFT HOURS AND CYCLES

                  ATTACHMENT 2 TO RETURN ACCEPTANCE CERTIFICATE

                             AIRCRAFT DOCUMENTATION

     The following documents are to be returned with the Aircraft in a current, up-to-date and correct status:

                                     MANUALS

             NAME

1.   Approved Flight Manual

2.   Flight Crew Operating Manual

3.   Weight and Balance Manual

4.   Wiring Diagram Manual (including aircraft wiring list)

5.   Illustrated Parts Catalog for Airframe and Engines

6.   Aircraft and Engine Maintenance Manual

7.   Minimum Equipment Lists

8.   All Checklists

9.   Structural Repair Manual

                    AIRCRAFT RECORDS AND HISTORICAL DOCUMENTS

1.   Log book (currently on Aircraft)

2.   Airframe Maintenance Status (with time-to-go or time since last)

3.   Airworthiness Directive Compliance Report

4. Modification Status Report (with documentation of authority for modifications)

5.   Weighing Report (most recent)

6.   Accident and Incident Report

7. List of Life Limited Components (with time-to-go with installation and use history since new)

8.   List of all Major Repairs

9.   Report of all Maintenance Reliability Reports Filed with the FAA

10.  Test Flight Reports

11.  Job Cards and Work Accomplishment Documents (copies)

12.  X-ray Pictures (most recent)

13.  Maintenance Technical Log books

14.  Aircraft Maintenance History Cards

15. All Mechanical Interruption Summary and Mechanical Reliability Reports submitted to the FAA

16.  Last Overhaul and Repair Documents

17.  Airworthiness Directive Compliance Report

18. List of Life Limited Components (with time-to-go with installation and use history since new)

19. Component records maintained in accordance with a record-keeping policy approved by and acceptable to the FAA to certify the status and maintenance histories of the components.

                         ENGINE RECORDS (FOR EACH ENGINE)

1.   Last Overhaul and Repair Documents

2.   Airworthiness Directive Compliance Report

3. List of Life Limited Components (with time-to-go with installation and use history since new)

4. Modification Status Report (with documented authority for such modifications)

                                   CERTIFICATES

1.   Certificate of Airworthiness

2.   Certificate of Registration

                         MISCELLANEOUS TECHNICAL DOCUMENTS

1.   Passenger Cabin Configuration Drawings

2.   Emergency Equipment Location Drawings

Receipt of the foregoing documents, except as noted, is hereby acknowledged.

                                           TA AIR XVI CORP.

                                           By:
                                                --------------------------------

                                           Title:
                                                   -----------------------------

                                      xxiii

                                  ATTACHMENT 3
                        TO RETURN ACCEPTANCE CERTIFICATE

                                  DISCREPANCIES

                                    EXHIBIT G

                       AIRCRAFT AND EQUIPMENT DESCRIPTION

               Airframe:

               MANUFACTURER:                      Embraer

               MODEL NUMBER:                      EMB-145LR

               UNITED STATES REG. NO.:            N266SK

               SERIAL NUMBER:                     145241

               Engines:

               MANUFACTURER:                      Allison Engine Company, Inc.

               MODEL NUMBER:                      AE3007A1

               SERIAL NUMBERS:                    CAE 311373

                                                  CAE 311374

               Basic Equipment List:

                      [Embraer spec description]

          Optional Equipment List:

               1. Options to the Standard Avionics Configuration:

               a) CAT-II

                  b)  2nd Radio Altimeter

                  c)  2nd DME

                  d)  2nd ADF

                  e)  2nd Transponder Mode S

                  f)  Secal - Trimble

                  g)  FMS/GPS- Honeywell

                  h)  EGPWS

                  i)  VHF (1st and 2nd) 8.33khz spacing


                  2.  Optional Systems/ Other Equipment

                  a)  Thrust Reversers

                  b)  LR version

                  c)  Cockpit floodlight

                  d)  External Painting

                  e)  Service door sill protection

                  f)  Cargo door sill protection

                  g)  Cargo door light

                  h)  Wiring provision on panel lamps for filament test (JAA)

                  i)  Structural provision for 10o rudder deflection (JAA)

                  j) Wiring provision for nose landing gear door position indication in the EICAS (JAA)

                  k) Provision for warning of the selection of Flaps 22o to take-off (JAA)

                  l) Provision for limitation of the hydraulic pressure on the speed brake actuator when aircraft is above 200 knots (JAA)


                  3.  Interior Optional Items

                  a)  Interior Option 1

                  b)  Audio entertainment system

                  c)  2nd attendant kit (including handset and cradle)

                  d)  Blue sterile light

                  e)  Class C baggage compartment

                  f)  Plug type door

                  g) Passenger seats- Customized Cushion Version Top with Ultra-leather

                  h)  Baggage restraint net

                  i)  Extra oxygen masks (3 masks for each double seat)

                                   EXHIBIT H

                               RETURN CONDITIONS

     At the end of the Lease Term:

1. GENERAL CONDITIONS.

          At the time of return (the "Return Date"), the Aircraft shall (i) have been continuously and currently maintained in accordance with the Maintenance Program as authorized by the FAA, as if the Aircraft were to be kept in further commercial passenger service by Lessee and (ii) meet the following requirements:

   (a) OPERATING CONDITION - The Aircraft shall be in good operating condition, ordinary wear and tear excepted, with all of the Aircraft equipment, components, and systems functioning in accordance with their intended use irrespective of variations or deviations authorized by the Minimum Equipment List or Configuration Deviation List. All replacement equipment, parts, components or items installed on the Aircraft shall be manufactured by the original manufacturer approved by Embraer or a manufacturer holding requisite authority of the FAA, and in case of used, rotable parts, have an FAA-approved serviceable tag.

   (b) CONFIGURATION - The Aircraft shall be in the same passenger configuration with all equipment installed therein as the Aircraft was when delivered by Embraer, ordinary wear and tear excepted, including replacements and substitute parts and equipment. The Aircraft shall not suffer any modification or alteration (hereinafter "Modifications") after the date delivered by Embraer (the "Embraer Delivery Date") provided however that Lessee may make Modifications to the Aircraft as long as they are included as factory-installed features in EMB-145 aircraft delivered to the Lessee subsequent to the delivery of the Aircraft. The term Modifications shall be deemed to include, but not be limited to (i) changes to the Aircraft structure, performance, weight and balance, (ii) changes which materially adversely affect the Aircraft's flight qualities, operational characteristics, operational safety, ease or cost of maintenance, spare parts interchangeability or replaceability, and
       (iii) substitution of different types of equipment or accessories which are not equivalent in cost value and/or operation capability to the equipment or accessories being replaced, and shall exclude (i) changes pursuant to service bulletins issued by Embraer or the OEMs, and (ii) mandatory changes required to be accomplished by Lessee hereunder. All permitted Modifications made to the Aircraft shall be in accordance with FAA-approved data, and Lessee shall provide complete data and documentation to substantiate their certification, approval, and methods of compliance (including, without limitation, a copy of the Aircraft Illustrated Parts Catalog and a copy of the Aircraft Interior Configuration document). A complete listing of all modifications and repairs performed shall be supplied together with the Aircraft. Modifications, other than permitted ones, shall be removed and the appropriate repairs to the Aircraft made prior to the Return Date.

   (c) CERTIFICATION - The Aircraft shall have, a valid and effective Certificate of Airworthiness of the type "Transport, Category (Passengers)" issued by the FAA, and shall be in full compliance with, and capable of immediate registration under, the provisions of Part 121 of the U.S. Federal Aviation Regulations (or any successor legislation) and other US regulations applicable to the Aircraft's operation and continued airworthiness, without any restrictions, corrections, repairs, limitations, modifications or alterations or overhauls having to be performed to meet such standards.

   (d) GENERAL APPEARANCE - The Aircraft shall be clean by commercial passenger airline standards, cosmetically acceptable, interior complete, and prepared to be placed into scheduled revenue airline operations. Interior items which may be broken shall be repaired or replaced. All decals, signs and placards shall be clean, secure and legible in the English language. The Aircraft shall meet the following minimum requirements:

       (i) Fuselage, Wings and Empennage - The fuselage shall be within Maintenance Program approved limits regarding dents and abrasions and loose or pulled rivets; all leading edges shall be within Maintenance Program approved limits regarding damage occurring since delivery; the airframe, Engines and wings shall be free of fuel, oil and hydraulic leaks so as to allow unrestricted operation; all leading edges and fuselage areas which are aerodynamically critical shall be free of any scab patches other than those required by Manufacturer and Lessor (or its designee) and shall be repaired with repairs which are permanent in nature in accordance with the Structural Repair Manual ("SRM"), or are made in accordance with Manufacturer's and Lessor's (or its designee's) approval.

       (ii) Interior - Ceilings, sidewalls, bulkhead panels shall be clean, free of cracks and within Maintenance Program approved limits regarding dents; all carpets and seat covers shall be in good condition and clean and meet FAR fire resistance regulations; all seats shall be serviceable and in good condition. All safety equipment shall be installed at the correct stations, a loose equipment check list and location drawings shall accompany the Aircraft and a loose equipment inventory shall be drawn up on the Embraer Delivery Date and checked on the

            Termination Date.

       (iii) Cockpit - All fairing panels shall be free of cracks and shall be clean; all floor coverings shall be clean and effectively sealed and secured, all seat covers and cushions shall be in good condition and clean and shall, as applicable, conform to FAA fire resistance regulations. All seats shall be fully serviceable and in good condition. All instruments and light panels shall be clean, secure and legible, function in accordance with their intended purpose and have all lighting operating properly.

       (iv) Landing, Gear and Wheel Wells - The landing gear and all wheel wells shall be clean, free of leaks, and repaired as necessary. The main and nose landing gear components and their associated actuators and parts shall be in a good operating condition.

       (v) Cargo Compartment, Galleys and Toilets - All cargo compartment panels shall be installed and be in good condition so as to comply with extended range operations requirements. The cargo compartments, galleys and toilet of the Aircraft shall be in a clean and presentable condition and all cargo securing system components shall be serviceable; all galley inserts (to the extent delivered with the Aircraft) shall be redelivered with the Aircraft.

       (vi) Windows - Any delamination, and crazing of the windshields and cabin windows of the Aircraft shall be within approved limits of the Maintenance Program and shall be properly sealed.

       (vii) Doors - All the doors of the Aircraft shall be free moving, correctly rigged and properly sealed and all door assist mechanisms and shall be charged in accordance with the AMM.

   (e) AIRWORTHINESS DIRECTIVES AND SERVICE BULLETINS - All FAA Airworthiness Directives and all manufacturer's "alert" service bulletins and amendments or changes to Aviation Regulations issued by the FAA and applicable to the Aircraft which require compliance within a period of six (06) months following the Termination Date (or the equivalent hours or cycles, based on the Lessee EMB-145 last 4 (four) years of operation average monthly utilization) shall have been accomplished on a Terminating Action basis and in compliance with the issuing agency's and the manufacturer's associated service bulletins, regardless of any operator-specific waiver, deferral, or deviation from such directive or regulation. The Aircraft shall have installed on it all Embraer and OEM service bulletin kits requested by Lessee and actually received by Lessee in respect of the Aircraft, and if not installed, Lessee shall deliver them together with the Aircraft at no charge.

   (f) DEFERRED MAINTENANCE - The Aircraft shall be free of all deferred or carried over maintenance items, including without limitation, any pilot log book reports, maintenance reports, and the Aircraft's Central Maintenance Computer reports. Any such deferred or carried over maintenance shall be promptly accomplished in a terminating manner prior to the return of the Aircraft at the end of the term of the Lease.

   (g) CORROSION - The Maintenance Program shall include a corrosion control program based on the corrosion prevention, treatment and correction criteria recommended by Embraer in the Corrosion Prevention and Control Program ("CPCP"). The Aircraft shall be free from corrosion or shall have been adequately treated in compliance with the Maintenance Program. Complete details of the corrosion control program, as well as a summary of specific corrosion correction, of the Aircraft in accordance with the Maintenance Program shall be available for delivery together with the Aircraft. This summary shall include Lessee's identifying Embraer's task identifier and cross referencing, Lessee's identifier indicating status of accomplishment and findings and incorporation status relative to all recommended corrective and preventative actions. The hydraulic system and fuel tanks shall be free from contamination as demonstrated by a laboratory report to be performed after the Aircraft is removed from service and delivered together with the Aircraft.

   (h) LEASED COMPONENTS - The Aircraft shall be free and clear of all liens other than Lessor Liens and at return shall not have installed thereon any equipment, components and/or parts which are leased or loaned or otherwise owned by a third party.

   (i) RECORDS - The Aircraft shall be accompanied by all Aircraft Documents (as defined below). The Aircraft Documents shall be provided in English, and be in good condition, readable and capable of being reproduced.

       (i) "Aircraft Document" shall mean, all technical data, manuals, log books and weight and balance sheets, and all inspection, modification and overhaul records and other service, repair, maintenance, and technical records that are maintained with respect to the Aircraft, Airframe, Engines, APU, landing gears or parts (including, without limitation, all additions, renewals, revisions, and replacements of any such materials from time to time made, or required to be made, in accordance with the Maintenance Program and/or FAA regulations, and in each case in whatever form and by whatever means or medium such materials may be maintained or retained by or on behalf of Lessee (provided however that all such material shall be maintained in the English language).

       (ii) All Parts, components and assemblies identified with safe-life, hard time or condition monitored limits (to the extent that such condition monitored items are to be tracked in accordance with the approved Maintenance Program) shall be provided with part number, serial number, their service histories, accumulated cycles and flight hours, safe-life, hard time or condition monitored limits and remaining service lives on a separate listing and where practicable, be physically verified as installed and have hard copy documentation (i.e., appropriate overhaul or serviceable vendor tags and work orders) to verify their service histories.

       (iii) All components and assemblies, which are identified on the maintenance records by part numbers and/or serial numbers other than Embraer's or other manufacturer's shall be provided with two-way cross-reference listing necessary to establish complete traceability.

       (iv) All documentation, flight records, and maintenance records as specified herein and as specified by FAR's Sections 121.380, and, as applicable, Section 91.417 and 91.419 (or FAR's as amended), and which normally accompany the transfer of an aircraft or engine shall be delivered together with the Aircraft. In the event of missing or incomplete records, the tasks necessary to produce such complete records shall be accomplished in accordance with the Maintenance Program prior to return of the Aircraft.

       (v) All documentation and records shall be in English and shall be made available for inspection in the location they are normally kept which location shall permit direct access to the Aircraft, at least 14 Business Days before the Return Date.

       (vi) Any and all documentation, data, drawings, records and manuals as required to be maintained by the FAA and Scheduled Maintenance Requirements Document ("SMRD"), shall be provided, regardless of whether such information is considered proprietary.

       (vii) Hard Landing inspection reports, Lightning Strike inspection reports or High Intensity Radiated Field (HIRF) check reports as may be required should Aircraft records show evidence of any occurrence indicating such inspections or checks to be necessary.

       (viii) CPCP inspection findings and correction reports, as required by the Maintenance Program.

               The head of Lessee's quality control department shall sign a statement certifying that the data and information contained in the documentation and records are true and correct.

   (j) EXTERIOR MARKINGS - At time of return of the Aircraft, Lessee shall, at its cost remove from the exterior and interior of the Aircraft Lessee's operator specific exterior and interior markings. The area where such markings were removed or painted over shall be refurbished by Lessee as necessary to blend in with the surrounding surface in a good and workmanlike manner.

   (k) OVERHAUL AND REPAIR - All components, rotables, and assemblies (including the Engines, APU, and landing gears) shall be documented with work orders, vendor serviceable tags, 8130 tags, form 337, etc. to have been repaired or overhauled by FAA-certified repair stations in such manner so that such components, rotables, assemblies, Engines, APU, and landing gears are approved by the FAA for use on United States-registered and certified aircraft. All overhaul and repair procedures shall have met all FAA requirements necessary to transfer to a new operator under Part 121 of the U.S. Federal Aviation Regulations.

   (l) STRUCTURAL REPAIRS - All repairs that were performed since the Delivery Date and that then exist on the Aircraft shall conform to the SRM and the Aircraft Maintenance Manual ("AMM") and shall have FAA approval if required, including without limitation repairs related to impact damage to the Aircraft caused by ground handling equipment or foreign objects. All repairs not covered by the SRM or the AMM shall have been made in accordance with Manufacturer's and Lessor's (or its designee's) approval if required, which approval shall not be unreasonably be withheld and shall be provided with complete data and documentation to verify and substantiate their certification and methods of compliance. A complete listing of all repairs performed shall be supplied together with the Aircraft.

2. CONDITIONS OF AIRFRAME

   On the Return Date the Aircraft shall be as follows:

   (a) C CHECK INSPECTION - The airframe shall have completed, within 100 flight hours of return, the next sequential "C" Check or any multiple thereof. If the Aircraft has logged more than 100 flight hours since the last "C" Check or any multiple thereof, then Lessee shall perform the next scheduled "C" Check or any multiple thereof, as applicable. All observed defects observed during such C check shall be rectified at Lessee's expense, in accordance with the Maintenance Program;

   (b) Structural and other scheduled Inspections - The Airframe shall have at least twelve (12) months, or two thousand (2,000) flight hours or cycles, whichever is applicable or most limiting, remaining before any scheduled structural tasks or maintenance inspections which are not included in (a) above. In the event that an structural task or maintenance inspection interval is less than the above, Lessee shall, at its expense, perform all such tasks immediately prior to return of the Aircraft;

   (c) Landing Gear Life - The main Landing Gear and the nose Landing Gear shall have at least fifty percent (50%) of the cycles remaining prior to removal for overhaul in accordance with the Maintenance Program, and the landing gear total cycles since new ("TCSN") shall be no more than ten percent (10%) greater than the airframe TCSN;

   (d) Brakes - The brakes shall have no less than the C check brake wear limits with the brakes set at normal parking brake pressure. The tires shall have a remaining useful life of at least fifty percent (50%).

3. CONDITION OF CONTROLLED COMPONENTS.

          Aircraft and Engine hour or cycle controlled components or parts, at time of return to Lessor (or its designee), shall have remaining, as a minimum, one half life and/or fifty percent (50%) of the Lessee's approved hour or cycle limit, whichever is applicable or most limiting, before any scheduled removals for overhaul, test, disassembly or replacement. All components or parts controlled on a calendar basis shall have at least twelve (12) months or fifty percent (50%) of its total approved life in hours or cycles, if greater remaining before scheduled removal for testing, overhaul or replacement.

          However, if a component or part has a life, overhaul or check interval limit that is less than the above, Lessee shall, at its expense, perform all such tasks immediately prior to return. All such hour/cycle or calendar controlled components or parts are defined as those components or parts controlled under the Maintenance Program.

4. CONDITION OF INSTALLED ENGINES AND APU.

          At time of return, each Engine shall be capable of certificated, full rated performance and its life limited parts ("LLP") will have at least fifty percent (50%) of cycles remaining before replacement.

   (a) TIME REMAINING - Each Engine shall have completed no more than two thousand five hundred (2500) flight hours since new or since its last full performance restoration shop visit at which it was subject to a full engine management program rework, based on the reliability goals set out in RR Allison workscope guide, which currently state that the workscope is designed to give 30 degrees centigrade of exhaust gas temperature margin and 5,000 flight hours of on-wing life. To the extent that the shop workscope guide is amended in the future to include different reliability goals then the Engine shall have at least fifty percent (50%) of the on-wing hours remaining in accordance with such amended shop workscope guide.

   (b) BORESCOPE INSPECTION - On each installed Engine an external visual inspection, accessory inventory check and video-taped borescope inspection in accordance with the requirements of the Maintenance Program shall be performed by Lessee or a designated representative as mutually agreed between Lessee and Lessor during the ground inspection per Article 7.a accompanied by a written report on the findings of such inspection herein and satisfactory evidence shall be provided to Lessor (or its designee) reflecting the correction of any discrepancies found during such inspection.

   (c) ADVERSE TREND DATA - Complete engine records, including but not limited to (i) Group A (Lifed) components (as listed in Rolls-Royce's Time Limits Manual) as approved by the FAA and (ii) in flight performance data and
       (iii) shop visit reports from all shop visits, shall be made available to Lessor (or its designee) for review and evaluation. If the Aircraft and/or engine historical and maintenance records and/or trend monitoring indicate a rate of acceleration in performance deterioration or oil consumption on any installed engine beyond the limits of the Maintenance Program, the causes of such conditions shall have been corrected prior to the return date.

   (d) OIL SPECTRUM analysis - an oil spectrum analysis shall be made on the installed Engines after the Aircraft is removed from service and a written report shall be made available together with the Aircraft. Any discrepancy found in the engine's lubrication system shall have been corrected prior to the return date.

   (e) APU LIFE -The installed APU shall have remaining at least fifty percent (50%) of the expected mean time before removal as evidenced by the Lessee's demonstrated on-wing last two years average for APU hours, before scheduled removal for overhaul, heavy maintenance, or replacement of hour limited or LCF parts at the time of return. The APU shall have a video taped borescope inspection and magnetic plug inspection during the ground inspection per Article 7.a herein.

5. PROVISION FOR "POWER-BY-THE HOUR AGREEMENTS"

       If the Engines, APU, or any other hour or cycle controlled components on the Termination Date are maintained under valid Power-By-The-Hour Agreements (the "PBH Agreements") (and either have been maintained throughout the Lease term under PBH Agreements, or Lessee has made payments to the maintenance provider to cover the period in which such components were not under such PBH Agreements), under which the Lessee is current on all payments and otherwise in good standing, then, if, following termination of this Lease, Lessor has sold or leased the Aircraft to an operator that has become a party to Lessee's then existing PBH Agreements relating to the Engines, APU or other hour or cycle controlled components, or is itself party to a similar power-by-the-hour agreement for any of the foregoing, in each case such that the Engines, APU and/or controlled components are eligible for continued maintenance under the relevant PBH Agreement (or other power-by-the-hour agreement) without additional costs, start-up charges or overhaul requirements (unless Lessee agrees to pay and does pay all such amounts), then in lieu of the relevant requirements in Sections 2.c, 2.d, 3, 4.a or 4.e hereof, the Lessee shall return each such component in such condition as shall make it eligible for continued maintenance under a PBH Agreement.

       If however, the Engines, APU, or any other hour or cycle controlled components on the Termination Date are maintained under valid PBH Agreements as set forth in the paragraph above but the Lessor has sold or leased the Aircraft to an operator that has not become a party to Lessee's then existing PBH Agreements relating to the Engines, APU or other hour or cycle controlled components, or is itself party to a similar power-by-the-

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hour agreement for any of the foregoing, in each case such that the Engines, APU and/or controlled components are eligible for continued maintenance under the relevant PBH Agreement (or other power-by-the-hour agreement) without additional costs, start-up charges or overhaul requirements (unless Lessee agrees to pay and does pay all such amounts), then the provisions of this Section 5 with respect to the Power-by-the-Hour Agreements for such Engines, APU and/or controlled components, as the case may be, in question shall not be operative and Lessee shall comply with Sections 2(c), 2(d), 3, 4(a) and 4(e) hereof, as appropriate, and, on the Return Date, make any Equivalency Payments for the affected Engines, APU and/or controlled components; provided, however, that if the Aircraft has not been sold as of the Return Date but, within six (6) months after the Return Date is sold or leased by Lessor to an operator that has become a party to and succeeded to Lessee's status under such PBH Agreement(s) or has itself become a party to another power-by-the-hour agreement such that the Engines, APU and/or controlled components are eligible for continued maintenance under the relevant PBH Agreement (or other power-by-the-hour agreement) without additional costs, start-up charges or overhaul requirements (unless Lessee agrees to pay and does pay all such amounts), Lessor shall promptly refund to Lessee the portion of the Equivalency Payments (as defined in Section 6 hereof) paid by Lessee that have not been incurred or expended for any maintenance, overhaul requirements associated with any power-by-the-hour agreement) with respect to the affected Engines, APU and/or controlled of the Aircraft.

       For the purposes hereof, a PBH Agreement shall mean a maintenance program, provided by the Engines, APU or component manufacturer or its successor or designee, providing full maintenance (other than routine day-to-day maintenance; provided, that foreign-object damage and abuse may be excluded or separately charged) for such Engines, APU and/or other components at no cost other than standard per-cycle rates (i.e., excluding charges based on the current maintenance status of such component), all benefits of which program, including but not limited to the payments made by Lessee under such PBH Agreements while operating the Aircraft, shall be assignable or otherwise transferable to any other carrier without restrictions of any kind.

6. RETURN CONDITION ADJUSTMENT

   (a) Each item referred to in Sections 2.c, 2.d, 3, the first two lines of
       Section 4 and in Section 4.a and 4.e (each such item, an "Adjustable Item" and each such section, an "Adjustable Return Condition") may be returned with less than the required limits, subject, however, to the minimum requirements set forth in item (e) below.

   (b) If the Lessee does not meet the conditions set forth for an Adjustable
       Item in the relevant Adjustable Return Condition then, on the Return Date, Lessee shall pay to Lessor (or its designee) (for deficient condition) an Equivalency Payment in accordance with the following formula:

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                                      [*]


               The components of the formula above shall be as agreed between Lessor (or its designee) and the Lessee. If Lessor (or its designee) and the Lessee fail to reach agreement on any components of the above formula, such amount will be determined as the average price that would be charged by a third party to restore the Aircraft to the conditions set forth in the Lease and herein, based on one quotation obtained by Lessor (or its designee) and one quotation obtained by Lessee, both from reputable, FAA, Manufacturer, and Lessor (or its designee)-approved, EMB-145 repair station in the USA. If the prices of such quotations differ by more than ten percent (10%), Lessor (or its designee) and Lessee shall obtain a third quotation from a another reputable, FAA, Manufacturer and Lessor (or its designee)-approved, EMB-145 repair station in the USA, the quotation which is farthest from the average of all three quotations shall be disregarded and the average of the two remaining quotations shall be binding upon Lessor (or its designee) and Lessee as the components of the formula.

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* Confidential

   (c) The Equivalency Payment for each return condition of each Adjustable Item in the relevant section referred to in the first paragraph of this
       Section 6, whether positive or negative, shall be aggregated in order to determine the total Equivalency Payment due from Lessee. (For clarification, items in more than the required condition shall be netted against items in less than the required condition when determining the amount of the total payment due, provided however that such netting is only applicable to the following major components: Engines, APU and landing gear). If the cumulative Equivalency Payment after such netting is negative, it shall be deemed to be zero.

   (d) In no event shall the Equivalency Payment due from the Lessee to Lessor exceed the aggregate amount of any payment and expenses that Embraer may make under the Residual Value Guaranty.

   (e) Notwithstanding the equivalency charges that may be otherwise payable or available under this Section 6, if:

       (i) Any installed Engine has completed more than 3,750 flight hours since new or since its last full performance restoration shop visit at which it was subject to a full engine management program rework (or less than twenty-five percent (25%) of the on-wing hours remaining in accordance with an amended RR Allison shop workscope guide),

       (ii) Any Engine life limited part has a remaining useful life until the next scheduled replacement of less than twenty five percent (25%),

       (iii) The APU has remaining less than twenty five (25%) of the expected mean time before removal;

       (iv) The main landing gear or the nose landing gear has less than twenty five percent (25%) of the cycles remaining prior to removal for overhaul, or the cycles exceed one hundred and ten percent (110%) of the airframe, or

       (v) The brakes have less than the C check brake wear limits with the brakes set at normal parking brake pressure, or the tires have a remaining useful life of less than twenty five percent (25%),

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       then, in any such case, Lessee shall, at its own cost and expense, overhaul, refurbish and/or replace each non-complying item so that it meets the applicable level specified in items (i) through (v) above.

7. INSPECTION UPON RETURN

       Lessor (or its designee) shall have the right to inspect the Aircraft upon return, and the following conditions shall apply:

   (a) GROUND INSPECTION - The Aircraft including the Aircraft Documentation shall be made available to Lessor (or its designee) for ground inspection by Lessor (or its designee) at Lessee's facilities. Such inspection shall commence no later than fourteen (14) Business Days prior to the date of return of the Aircraft. Lessee shall remove the Aircraft from scheduled service and open the areas of the Aircraft as required to perform the necessary checks as specified in Section 2 hereof. In addition, Lessee shall allow Lessor (or its designee) to accomplish its inspection to determine that the Aircraft, including the Aircraft Documentation are in the condition set forth in Section 1, 2, 3 and 4 hereof. During such checks, Lessor's (or its designee's) personnel shall have the right to reasonably request that adjacent additional panels or areas be opened in order to allow further inspection by Lessor's (or its designee's) personnel.

   (b) OPERATIONAL GROUND CHECK - Lessee shall conduct an operations ground check on the Aircraft in accordance with the Maintenance Program manual criteria for the purpose of demonstrating to Lessor (or its designee) the satisfactory operation of the systems, including a full fuel tank leak check, pilot and static systems check and hydraulic system internal leak check.

   (c) OPERATIONAL TEST FLIGHT - After correction of any Discrepancies identified in Sections 7(a) or (b), the Aircraft shall be test flown by Lessee, using qualified flight test personnel, for the amount of time necessary to satisfactorily demonstrate the airworthiness of the Aircraft and the proper functioning of all systems and components in accordance with the agreed check flight procedures. During such test flight command, care, custody and control of the Aircraft shall remain at all times with Lessee. Up to five (5) of Lessor's (or its designee's) designated representatives (or more if mutually agreed) may participate in such flight as observers. Upon completion of such operational flight-testing, the representatives of Lessee and Lessor (or its designee) participating in such testing shall agree in

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       writing upon any discrepancies required to be corrected by Lessee in order to comply with the conditions required hereunder.

   (d) If requested by Lessor (or its designee) in writing, all discrepancies which are noted during the inspection and acceptance flight(s) shall be corrected at Lessee's expense. If such discrepancies are substantiated by the Maintenance Program and Lessor (or its designee) determines that repairs, modifications or other work items are required to cause the Aircraft to comply with the requirements provided herein, including, without limitation, any maintenance required so that the Engines will meet all Engine parameters and trends specified by the Maintenance program, Lessee shall cause such repairs and other work items to be commenced and completed prior to return.

       DEFINITIONS

       MAINTENANCE PROGRAM: means the maintenance program as originally agreed among Manufactuer, Lessor (or its designee) and Lessee, as such program may be from time to time amended and supplemented by Lessee and which (i) shall have been approved by the U.S. Federal Aviation Administration or any successor agency (the "FAA"), (ii) shall fully comply with the requirements of the FAA for the EMB-145 and Rolls-Royce Allison AE3007A1 aero engines (or an improved model, as the case may be) installed thereon, and (iii) shall incorporate the requirements of the EMB-145 Scheduled Maintenance Requirements Document Part 1 ("SMRD"), the Aircraft Maintenance Manual ("AMM"), the Structural Repair Manual ("SRM"), the CPCP and the Original Equipment Manufacturers' ("OEMs") maintenance manuals, (all of the foregoing as from time to time amended or supplemented), the Service Newsletters and the service bulletins issued by Embraer and all OEMs

       CALENDAR CONTROLLED COMPONENTS OR PARTS: those components or parts, which are identified in the Maintenance Review Board Report ("MRB Report") which have maintenance tasks at specific calendar-time intervals.

       CYCLE-CONTROLLED COMPONENTS OR PARTS: those components or parts, which are identified in the MRB Report which have maintenance tasks at specific flight-cycle intervals.

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       HOUR-CONTROLLED COMPONENTS OR PARTS: those components or parts, which are identified in the MRB Report which have maintenance tasks at specific flight-hour intervals.

       LIFE CYCLE FATIGUE ("LCF") PARTS: those rotating parts which have specific cycle limits as specified by the manufacturer to preclude cycle fatigue failures.

         MAINTENANCE REVIEW BOARD REPORT ("MRB REPORT"): the report published by the maintenance review board detailing the intervals and description of the maintenance tasks and, where applicable, the life limits required for continued airworthiness of the Aircraft. Where the intervals specified in the MRB Report differ from the limit specified by the component manufacturer, the MRB Report shall take precedence.

       TERMINATING ACTION: the alteration or modification of the Aircraft in accordance with mandatory service bulletins, orders, airworthiness directives, and instructions required to eliminate repetitive inspections or maintenance action.

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